Exhibit 10.2

EXECUTION VERSION

BACKSTOP COMMITMENT AGREEMENT

AMONG

GULFMARK OFFSHORE, INC.

AND

THE COMMITMENT PARTIES PARTY HERETO

Dated as of May 15, 2017

i

Page

Section 10.12	Publicity	66
Section 10.13	Settlement Discussions	66
Section 10.14	No Recourse	66
Section 10.15	Severability	66

SCHEDULES

Schedule 1	Backstop Commitment Percentages
Schedule 2	Unsecured Notes Claims
Schedule 3	Notice Addresses for Commitment Parties
Schedule 4	Vessels
Schedule 5	Company Disclosure Schedule

EXHIBITS

Exhibit A-1	Form of 1145 Rights Offering Procedures
Exhibit A-2	Form of 4(a)(2) Rights Offering Procedures
Exhibit B	Form of Joinder Agreement for Related Purchaser
Exhibit C-1	Form of Joinder Agreement for Existing Commitment Party Purchaser
Exhibit C-2	Form of Amendment for Existing Commitment Party Purchaser
Exhibit D	Form of Joinder Agreement for Third-Party Purchaser
Exhibit E	Form of Transfer Notice

v

BACKSTOP COMMITMENT AGREEMENT

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of May 15, 2017, is made by and among (i) GulfMark Offshore, Inc. (the “Company” or the “Debtor”), on the one hand, and (ii) each of the Commitment Parties (as defined below), on the other hand. The Debtor and each Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Company has entered into an RSA, which provides for the restructuring of its capital structure and financial obligations pursuant to a plan of reorganization to be filed (the “Chapter 11 Case”) (such filing date, the “Petition Date”) under Title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended from time to time, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (together with any court with jurisdiction over the Chapter 11 Case, the “Bankruptcy Court”), pursuant to a plan of reorganization (the “Plan”) implementing the terms and conditions of the restructuring term sheet attached as Exhibit A thereto (the “Term Sheet”), in accordance with the RSA;

WHEREAS, in connection with the Chapter 11 Case, the Debtor have engaged in good faith, arm’s-length negotiations with certain parties in interest regarding the terms of the Plan;

WHEREAS, pursuant to the Plan and this Agreement, and in accordance with the Rights Offering Procedures, the Company will conduct two rights offerings for the Rights Offering Securities; and

WHEREAS, subject to the terms and conditions contained in this Agreement, each Commitment Party has agreed to purchase (on a several and not joint basis) its Backstop Commitment Percentage of the Unsubscribed Securities, if any.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“1145 Rights Offering” means the rights offering for Common Shares and Jones Act Warrants to be conducted in reliance upon the exemption from registration under the Securities Act provided in Section 1145 of the Bankruptcy Code, in accordance with the 1145 Rights Offering Procedures.

“1145 Rights Offering Procedures” means the procedures set forth in Exhibit A-1, as they may be amended or modified in a manner that is reasonably acceptable to the Requisite Commitment Parties and the Company.

“1145 Rights Offering Shares” means the Common Shares issued in the 1145 Rights Offering.

“1145 Rights Offering Warrants” means the Jones Act Warrants issued in the 1145 Rights Offering.

“4(a)(2) Rights Offering” means the rights offering for Common Shares and Jones Act Warrants to be conducted in reliance upon the exemption from registration under the Securities Act provided in Section 4(a)(2) of the Securities Act, in accordance with the 4(a)(2) Rights Offering Procedures.

“4(a)(2) Rights Offering Procedures” means the procedures set forth in Exhibit A-2, as they may be amended or modified in a manner that is acceptable to the Requisite Commitment Parties and the Company.

“4(a)(2) Rights Offering Shares” means the Common Shares issued in the 4(a)(2) Rights Offering.

“4(a)(2) Rights Offering Warrants” means the Jones Act Warrants issued in the 4(a)(2) Rights Offering.

“4(a)(2) Rights Offering Securities” means, collectively, the 4(a)(2) Rights Offering Shares and the 4(a)(2) Rights Offering Warrants.

“Advisors” means Milbank, Tweed, Hadley & McCloy LLP, one maritime counsel, Morris, Nichols, Arsht & Tunnell LLP, and Houlihan Lokey Capital, Inc., in their capacities as legal, and financial and strategic advisors, respectively, to the Commitment Parties.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided, that for purposes of this Agreement, no Commitment Party shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Emergence Equity” means, collectively, the Aggregate Pre-Closing Equity Interests, Rights Offering Securities and Commitment Premium.

“Aggregate Pre-Closing Equity Interests” means the total number of Common Shares and Jones Act Warrants issued pursuant to the Plan on account of the Equity Interests and the Unsecured Notes Claims (but for the avoidance of doubt, excluding any Rights Offering Securities).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of the Debtor, other than the Restructuring.

“Applicable Consent” has the meaning set forth in Section 4.7.

“Available Securities” means the Unsubscribed Securities that any Commitment Party fails to purchase as a result of a Commitment Party Default by such Commitment Party.

“Backstop Commitment” has the meaning set forth in Section 2.2(b).

“Backstop Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s percentage of the Backstop Commitment as set forth opposite such Commitment Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement). Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Case.

“BCA Assumption Order” means an Order, in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company, entered by the Bankruptcy Court authorizing the Debtor to assume this Agreement and approving the Rights Offering Procedures.

“Blow Out Event” means any of (i) the receipt by the Company of a request from the Requisite Commitment Parties to disclose the Disclosure Information following the occurrence of any Milestone and (ii) termination of this Agreement.

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Bylaws” means the amended and restated bylaws of the reorganized Company as of the Closing Date, which shall be consistent with the terms set forth in the Term Sheet and otherwise be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the reorganized Company as of the Closing Date, which shall be consistent with the terms set forth in the Term Sheet and otherwise be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

“Chapter 11 Case” has the meaning set forth in the Recitals.

“Claim” means any “claim” against the Debtor as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, any Claim arising after the Petition Date.

“Classification Society” with respect to a Vessel means (a) DNV-GL or the classification society under which such Vessel is classed on the date hereof, or (b) one of the members of the International Association of Classification Societies, as may be approved by the Requisite Commitment Parties, such approval not to be unreasonably withheld, conditioned or delayed.

“Cleansing Materials” has the meaning set forth in Section 6.4(d).

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Code” means the Internal Revenue Code of 1986.

“Commitment Party” means each holder of a Backstop Commitment that is party to this Agreement, including without limitation, any holder of a Backstop Commitment that is a Related Purchaser, Existing Commitment Party Purchaser or a New Purchaser that has joined this Agreement pursuant to a joinder entered into pursuant to Section 2.6(b), Section 2.6(c)(iii)(1) or Section 2.6(d)(iii), respectively.

“Commitment Party Default” means the failure by any Commitment Party to (a) deliver and pay the aggregate Purchase Price for such Commitment Party’s Backstop Commitment Percentage of any Unsubscribed Securities by the Subscription Funding Date (as it may be extended by the Company pursuant to the proviso in Section 2.4(b)) in accordance with Section 2.4(b) or (b) fully exercise all its Subscription Rights pursuant to and in accordance with the Plan in accordance with Section 2.2(a).

“Commitment Party Replacement” has the meaning set forth in Section 2.3(a).

“Commitment Party Replacement Period” has the meaning set forth in Section 2.3(a).

“Commitment Party Withdrawal Replacement Period” has the meaning set forth in Section 9.5(b).

“Commitment Premium” has the meaning set forth in Section 3.1.

“Commitment Premium Share Amount” means, with respect to a Commitment Party, the number of Common Shares equal to the product of (i) such Commitment Party’s Backstop Commitment Percentage and (ii) the quotient obtained by dividing (a) the Commitment Premium by (b) the Rights Offering Common Share Purchase Price.

“Common Equity Interests” means, collectively, the Common Shares, the Jones Act Warrants and the Equity Class Warrants.

“Common Shares” means those certain shares of Class A common stock, par value $0.01 per share, or other membership units, partnership interests or other equity interests issued by the reorganized Company.

“Company” has the meaning set forth in the Preamble.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to the Commitment Parties on the date of this Agreement.

“Company Plan” means any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (i) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Company or any of its Subsidiaries or any ERISA Affiliate, or for which any such entity has liability or (ii) in respect of which the Company or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Company SEC Documents” has the meaning set forth in Section 4.10.

“Complete Business Day” means on any Business Day, the time from 12:00 AM to 11:59 PM (inclusive) on such Business Day.

“Confirmation Order” means an Order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code, which remains in full force and effect and is not subject to a stay.

“Consenting Noteholders” has the meaning set forth in the RSA.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.

“Debtor” has the meaning set forth in the Preamble.

“Defaulting Commitment Party” means in respect of a Commitment Party Default that is continuing, the applicable defaulting Commitment Party.

“Definitive Documentation” means the definitive documents and agreements governing the Restructuring as set forth in the RSA.

“DIP Facility” means that certain debtor-in-possession financing agreement entered into by and among the Company, as borrower, and the financial institutions party thereto, as lenders.

“Disclosure Information” has the meaning set forth in Section 6.4(d).

“Disclosure Statement” means the disclosure statement for the Plan approved by the Bankruptcy Court (including all exhibits and schedules thereto), in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company and each as may be further amended, supplemented or otherwise modified from time to time in a manner that is reasonably satisfactory to the Requisite Commitment Parties and the Company.

“DNB Credit Agreement” means that certain NOK 600,000,000 multicurrency revolving credit facility agreement dated as of December 27, 2012 (as amended, restated, modified, supplemented, or replaced from time to time), by and among Gulfmark Rederi AS, as borrower, the financial institutions party thereto, as lenders, and DNB Bank ASA, as arranger and agent.

“DNB Facility Agent” means DNB Bank ASA, as facility agent under the DNB Credit Agreement.

“Effective Date” means the effective date of the Plan.

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, orders, decrees, treaties, legally binding directives, judgments or legally binding agreements promulgated or entered into by or with any Governmental Entity, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the generation, management, transportation, storage, use, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Class Warrants” means the warrants for the reorganized Company issued on the Effective Date and to be distributed to the holders of the Equity Interests under the Plan, which warrants shall be on the terms reasonably satisfactory to the Company and the Requisite Commitment Parties.

“Equity Interests” means the claims and interests of existing equity holders of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Company Plan; (b) any failure by any Company Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Company Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Company Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Company Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Company Plan or Multiemployer Plan; (e) a determination that any Company Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); (f) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Company Plan or to appoint a trustee to administer any Company Plan under Section 4042 of ERISA; (g) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Company Plan or Multiemployer Plan; (h) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any of its Subsidiaries or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical status ” (within the meaning of Section 305 of ERISA or Section 432 of the Code); or (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Company Plan.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Commitment Party Purchaser” has the meaning set forth in Section 2.6(c).

“Exit Facilities” means one or more credit agreements on terms reasonably satisfactory to the Company and the Requisite Commitment Parties.

“Expense Reimbursement” has the meaning set forth in Section 3.3(a).

“Final Order” means, as applicable, an Order of the Bankruptcy Court or other court of competent jurisdiction, which has not been reversed, stayed, reconsidered, readjudicated, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the Order could be appealed or from which certiorari could be sought or the new trial, re-argument or rehearing shall have been denied, resulted in no modification of such Order or has otherwise been dismissed with prejudice; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, as made applicable by Rule 9024 of the Bankruptcy Rules, may be filed relating to such Order shall not cause such Order to not be a Final Order.

“Final Outside Date” has the meaning set forth in Section 9.4(i).

“Financial Statements” has the meaning set forth in Section 4.9(a).

“Funding Amount” has the meaning set forth in Section 2.4(a)(iv).

“Funding Notice” has the meaning set forth in Section 2.4(a).

“GAAP” has the meaning set forth in Section 4.9(a).

“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court or tribunal of competent jurisdiction (including any branch, department or official thereof).

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, exposure to which or the Release of which can pose a hazard to human health or the environment or are listed, regulated or defined as hazardous, toxic, pollutants or contaminants under any Environmental Laws, including materials defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., and any radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas.

“Highly Confidential Information” has the meaning set forth in Section 6.4(c).

“Indemnified Claim” has the meaning set forth in Section 8.2.

“Indemnified Person” has the meaning set forth in Section 8.1.

“Indemnifying Party” has the meaning set forth in Section 8.1.

“Indenture” means that certain indenture, dated as of March 12, 2012 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), among the Company, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, related to the Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).

“Intellectual Property Rights” has the meaning set forth in Section 4.15.

“IRS” means the United States Internal Revenue Service.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organization as the same may be amended or supplemented from time to time.

“ISM Code Documentation” includes, with respect to each Vessel subject to the ISM Code: (a) the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to such Vessel within the periods specified by the ISM Code; and (b) any documents which are required to establish and maintain the compliance of such Vessel or the compliance of the Company or any of its Subsidiaries with the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time.

“ISPS Code Documentation” includes with respect to each Vessel subject to the ISPS Code, (a) the ISSC Certificate issued under the ISPS Code, and (b) any other documents any documents which are required to establish and maintain the compliance of such Vessel or the compliance of the Company or any of its Subsidiaries with the ISPS Code.

“ISSC Certificate” means, with respect to each Vessel, subject to the ISPS Code, a valid and current International Ship Security Certificate issued under the ISPS Code with respect to such Vessel.

“Jones Act” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapters 121 and 551 and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration and their practices enforcing, administering, and interpreting such laws, statutes, rules, and regulations, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade.

“Jones Act Compliance” means compliance by the Company with the U.S. citizenship requirements of the Jones Act to be eligible to own and operate U.S.-flag vessels in U.S. Coastwise Trade or to obtain a coastwise endorsement.

“Jones Act Warrants” means, collectively, the Rights Offering Warrants and warrants to be distributed under the Plan on account of allowed Unsecured Notes Claims, which will be distributed in lieu of Common Shares on account of such claims for Jones Act Compliance. For the avoidance of doubt, the Jones Act Warrants do not include the Equity Class Warrants.

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry of their direct reports, of the chief executive officer, chief financial officer, chief operating officer and general counsel of the Company. As used herein, “actual knowledge” means information that is personally known by the listed individual(s).

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Legal Proceedings” has the meaning set forth in Section 4.13.

“Legend” has the meaning set forth in Section 6.12.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in Sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Losses” has the meaning set forth in Section 8.1.

“Material Adverse Effect” means any Event after December 31, 2016, which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets (including Vessels), liabilities, finances, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform their respective obligations under, or to consummate the transactions contemplated by, the Transaction Agreements, including the Rights Offering, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any Event after the date hereof in global, national or regional political conditions (including acts of war, terrorism or natural disasters, escalation or material worsening of hostilities) or in the general business, market, financial or economic conditions; (ii) any Event generally affecting the industries, regions and markets in which the Company and its Subsidiaries operate; (iii) any Event after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iv) the execution, announcement or performance of this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby, including, without limitation, the Restructuring; (v) changes in the market price or trading volume of the claims or equity or debt securities of the Company or any of its Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); or (vi) the filing or pendency of the Chapter 11 Case or actions taken in connection with the Chapter 11 Case in compliance with the Bankruptcy Code and Bankruptcy Rules; provided, that the exceptions set forth in clauses (i), (ii) and (iii) of this definition shall not apply to the extent that such Event is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies comparable in size and scale to the Company and its Subsidiaries operating in the industries in which the Company and its Subsidiaries operate.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party and (b) any Contracts to which the Company or any of its Subsidiaries is a party that is likely to reasonably involve consideration of more than $6,500,000, in the aggregate, over a consecutive twelve-month period.

“Maximum Permitted Percentage” means direct or indirect ownership of twenty-four percent (24.0%) of the total number of issued and outstanding Common Shares.

“Milestones” has the meaning set forth in Section 6.21.

“MIP” has the meaning set forth in Section 4.4(a)(i).

“MNPI” has the meaning set forth in Section 6.4(c).

“Money Laundering Laws” has the meaning set forth in Section 4.26.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any of its Subsidiaries or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, has within any of the preceding six plan years made or accrued an obligation to make contributions, or each such plan for which any such entity has liability.

“New Purchaser” has the meaning set forth in Section 2.6(d).

“Non-Breaching RSA Commitment Parties” has the meaning set forth in Section 9.3(c).

“Non-U.S. Citizen” means any Person that is not a U.S. Citizen and any Person that fails to deliver the Requisite Documentation.

“Notes” means the 6.375% Notes due 2022, issued pursuant to the Indenture, in the original aggregate principal amount of $500,000,000.

“Operating Certificates” means, with respect to a Vessel, to the extent required by applicable Law: (i) in the case of U.S. Vessels, a Certificate of Inspection issued by the U.S. Coast Guard; (ii) a load line certificate; (iii) all ISM Code Documentation; (iv) all ISPS Code Documentation; (v) a tonnage certificate; (vi) in the case of Vessels operating in U.S. waters, a Certificate of Financial Responsibility issued under the Oil Pollution Act 1990; and (vii) all other trading certificates required for such Vessel.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 9.4(i).

“Party” has the meaning set forth in the Preamble.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Liens” means (a) Liens for Taxes that (i) are not due and payable or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (b) mechanics Liens and similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business consistent with past practice; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property; provided, that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, restrictions and other similar matters adversely affecting title to any Real Property and other title defects that do not or would not materially impair the use or occupancy of such Real Property or the operation of the Company’s or any of its Subsidiaries’ business; (e) from and after the occurrence of the Effective Date, Liens granted in connection with the Exit Facilities; (f) Liens listed on Section 1.1 of the Company Disclosure Schedule; (g) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date; and (h) with respect to Vessels, Vessel Permitted Liens.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.

“Petition Date” has the meaning set forth in the Recitals.

“Plan” has the meaning set forth in the Recitals.

“Portfolio Company” means an entity primarily engaged in the operation of a non-financial services business that primarily derives its revenues from the sale of products or the provision of services to customers.

“Pre-Closing Period” has the meaning set forth in Section 6.3.

“Purchase Price” means, collectively, the Rights Offering Common Share Purchase Price and the Rights Offering Warrant Purchase Price.

“Q1 Financial Statements” has the meaning set forth in Section 4.9(b).

“RBS Credit Agreement” means that certain $300,000,000 multicurrency credit facility agreement (as amended, restated, modified, supplemented, or replaced from time to time), dated as of September 26, 2014, by and among GulfMark Americas, Inc., as borrower, the Company, as guarantor, the financial institutions party thereto, as lenders, the arrangers party thereto, and The Royal Bank of Scotland plc, as agent and security trustee.

“RBS Facility Agent” means The Royal Bank of Scotland plc, as agent under the RBS Credit Agreement.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by the Company or any of its Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.7(a).

“Related Fund” means (i) any investment funds or other entities who are advised by the same investment advisor and (ii) any investment advisor with respect to an investment fund or entity it advises.

“Related Party” means with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such.

“Related Purchaser” has the meaning set forth in Section 2.6(b).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Reorganized Company Corporate Documents” means the Bylaws and the Certificate of Incorporation.

“Replacement Commitment Parties” has the meaning set forth in Section 2.3(a).

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Company Plan (other than a Company Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Reports” has the meaning set forth in Section 6.5(a).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Requisite Commitment Parties” means the Commitment Parties holding at least a majority of the aggregate Backstop Commitment Percentages as of the date on which the consent or approval is solicited; provided, however, the votes and commitments of any Defaulting Commitment Party shall be excluded from the calculation of Backstop Commitment Percentages for purposes of this definition.

“Requisite Documentation” has the meaning set forth in Section 2.9(b).

“Requisite Noteholders” has the meaning set forth in the RSA.

“Restructuring” has the meaning set forth in the RSA.

“Rights Offering” means, collectively, the 1145 Rights Offering and the 4(a)(2) Rights Offering that is backstopped by the Commitment Parties in connection with the Restructuring on the terms reflected in the RSA and this Agreement.

“Rights Offering Amount” means an aggregate amount of Rights Offering Securities with an aggregate Purchase Price equal to $125,000,000, subject to adjustment solely for the Purchase Price difference in the exercise and issuance of the Jones Act Warrants.

“Rights Offering Common Share Purchase Price” means a price per share of Common Shares, assuming the Rights Offering Amount shall comprise 60.0% of the Company’s Aggregate Emergence Equity, subject to dilution from Common Shares issued pursuant to the MIP or exercise of the Equity Class Warrants.

“Rights Offering Expiration Time” means the time and the date on which the applicable Rights Offering subscription forms must be duly delivered to the Rights Offering Subscription Agent in accordance with the applicable Rights Offering Procedures, together with the applicable Purchase Price.

“Rights Offering Participants” means those Persons who duly subscribe for Rights Offering Securities in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” means, collectively, the 1145 Rights Offering Procedures and the 4(a)(2) Rights Offering Procedures, that are approved by the Bankruptcy Court pursuant to the BCA Assumption Order, which procedures shall be in form and substance substantially as set forth in Exhibit A-1 and Exhibit A-2 hereto.

“Rights Offering Shares” means, collectively, the 1145 Rights Offering Shares and the 4(a)(2) Rights Offering Shares (including all Unsubscribed Shares purchased by the Commitment Parties pursuant to this Agreement) distributed pursuant to and in accordance with the Rights Offering Procedures.

“Rights Offering Securities” means the Rights Offering Shares and Rights Offering Warrants issued by the reorganized Company to the Rights Offering Participants.

“Rights Offering Subscription Agent” means Prime Clerk LLC or another subscription agent appointed by the Company and reasonably satisfactory to the Requisite Commitment Parties.

“Rights Offering Warrant Purchase Price” means a price per Rights Offering Warrant, assuming the Rights Offering Amount shall comprise 60.0% of the Company’s Aggregate Emergence Equity, subject to dilution from Common Shares issued pursuant to the MIP or exercise of the Equity Class Warrants. The Rights Offering Warrant Purchase Price shall be $0.01 less than the Rights Offering Common Share Purchase Price in order to take into account the $0.01 exercise price for the Jones Act Warrants.

“Rights Offering Warrants” means the 1145 Rights Offering Warrants and the 4(a)(2) Rights Offering Warrants (including all Unsubscribed Warrants purchased by the Commitment Parties pursuant to this Agreement), which shall be on the terms reasonably satisfactory to the Company and the Requisite Commitment Parties.

“RSA” means that certain Restructuring Support Agreement entered into by and among the Company and the Consenting Noteholders, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), including the exhibits and schedules thereto.

“RSA and Backstop Motions” has the meaning set forth in Section 6.21(b).

“RSA Assumption Order” means an Order entered by the Bankruptcy Court, in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company, authorizing the Company to assume the RSA.

“Sanctioned Jurisdiction” has the meaning set forth in Section 4.27.

“Sanctions” has the meaning set forth in Section 4.27.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Terms” means, collectively, (i) the definitions of Alternative Transaction, Purchase Price, Requisite Commitment Parties, Rights Offering Common Share Purchase Price, Rights Offering Warrant Purchase Price, Significant Terms, and (ii) the terms of Section 2.2, Section 2.3, Section 2.6, Section 2.7, Section 3.1, Section 3.2 and Section 6.14.

“Subscription Account” has the meaning set forth in Section 2.4(a)(v).

“Subscription Amount” has the meaning set forth in Section 2.4(a)(ii).

“Subscription Escrow Agreement” has the meaning set forth in Section 2.4(b).

“Subscription Funding Date” has the meaning set forth in Section 2.4(b).

“Subscription Rights” means those certain rights to purchase the Rights Offering Securities at the applicable Purchase Price which the reorganized Company will issue to the holders of Unsecured Notes Claims pursuant to the Plan.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

“Taxes” means all taxes, assessments, duties, levies or other similar mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

“Term Sheet” has the meaning set forth in the Recitals.

“Termination Fee” means $7,500,000.

“Transaction Agreements” means, collectively, this Agreement, the Plan, the Disclosure Statement, the RSA, the Registration Rights Agreement, the Exit Facilities, any documentation or agreements relating to the Registration Rights Agreement and the Exit Facilities, and such other agreements and documents referred to herein or in the Plan.

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in) a Backstop Commitment, a Subscription Right, an Unsecured Notes Claim, a Common Equity Interest or the act of any of the aforementioned actions.

“Unfunded Pension Liability” means the excess of a Company Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Company Plan’s assets, determined in accordance with the assumptions used for funding the Company Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unsecured Notes Claims” means all Claims against the Company, as issuer, arising under or in connection with the Notes and the Indenture.

“Unsubscribed Securities” means the Unsubscribed Shares and Unsubscribed Warrants.

“Unsubscribed Securities Amount” has the meaning set forth in Section 2.4(a)(iv).

“Unsubscribed Shares” means the Rights Offering Shares that have not been duly purchased by the Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan.

“Unsubscribed Warrants” means the Rights Offering Warrants that have not been duly purchased by the Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan.

“U.S. Citizen” means a Person that is a citizen of the United States within the meaning of 46 U.S.C. § 50501(a), (b) and (d), and the regulations promulgated thereunder (as each is as now in effect and as the same may be from time to time amended), eligible and qualified to own and operate U.S.-flag vessels in the U.S. Coastwise Trade.

“U.S. Coastwise Trade” means the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551 as now in effect and as the same may be from time to time amended.

“U.S. Vessel” means any vessel owned or bareboat chartered by the Company or its Subsidiaries and documented under the laws of the United States with a coastwise endorsement.

“Vessel” means any vessel owned by the Company or its Subsidiaries, including any U.S. Vessel.

“Vessel Permitted Liens” means any of the following to the extent incurred and, from time to time discharged, in the ordinary course of business: (i) Liens for crew wages (including, without limitation, wages of the master of a Vessel); (ii) Liens for the wages of a stevedore when employed directly by the charterers, master or agent of a Vessel; (iii) Liens for general average and salvage (including contract salvage); (iv) Liens for necessaries provided to a Vessel; (v) Liens for damages arising from maritime torts; (vi) Liens arising by operation of law in the ordinary course of business in operating, maintaining or repairing a Vessel; (vii) Liens with respect to any changes or modifications required to be made to a Vessel under applicable Law; and (viii) Liens for any bareboat charter or time charter entered into with respect to a Vessel.

“Warrants” mean the Jones Act Warrants and the Equity Class Warrants.

“willful or intentional breach” has the meaning set forth in Section 9.6(a)(iii).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2     Construction. In this Agreement, unless the context otherwise requires:

(a)     references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)     references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)     words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)     the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)     the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)     “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)     references to “day” or “days” are to calendar days;

(h)     references to “the date hereof” means the date of this Agreement;

(i)     unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)     references to “dollars” or “$” are to United States of America dollars.

ARTICLE II

BACKSTOP COMMITMENT

Section 2.1     The Rights Offering. On and subject to the terms and conditions hereof, including entry of the BCA Assumption Order, the Company shall conduct the Rights Offering pursuant to, and in accordance with, the Rights Offering Procedures, this Agreement and the Plan.

Section 2.2     The Backstop Commitment. (a) On and subject to the terms and conditions hereof, including entry of the Confirmation Order, each Commitment Party agrees, severally and not jointly, to fully exercise all Subscription Rights that are properly issued to it and its Affiliates based on the Unsecured Notes Claims listed on Schedule 2 pursuant to the Rights Offering and duly purchase all Rights Offering Securities issuable to it and its Affiliates pursuant to such exercise at the applicable Purchase Price, in accordance with the Rights Offering Procedures and the Plan.

(b)     On and subject to the terms and conditions hereof, including entry of the Confirmation Order, each Commitment Party agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Commitment Party, on the Closing Date for the applicable Purchase Price, the number of Unsubscribed Securities equal to (a) such Commitment Party’s Backstop Commitment Percentage multiplied by (b) the aggregate number of Unsubscribed Securities, rounded among the Commitment Parties solely to avoid fractional securities as the Commitment Parties may determine in their sole discretion. The obligations of the Commitment Parties to purchase such Unsubscribed Securities as described in this Section 2.2(b) shall be referred to as the “Backstop Commitment.”

Section 2.3     Commitment Party Default. (a) Upon the occurrence of a Commitment Party Default, the Commitment Parties (other than any Defaulting Commitment Party) shall have the right, but not the obligation, within five (5) Business Days after receipt of written notice from the Company to all Commitment Parties of such Commitment Party Default, which notice shall be given promptly following the occurrence of such Commitment Party Default and to all Commitment Parties substantially concurrently (such five (5) Business Day period, the “Commitment Party Replacement Period”), to make arrangements for one or more of the Commitment Parties (other than any Defaulting Commitment Party) to purchase all or any portion of the Available Securities (such purchase, a “Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement (and subject to, if necessary, an allocation of the Available Securities between Rights Offering Shares and Rights Offering Warrants as reasonably determined by the Company and agreed to by the Requisite Commitment Parties in order to maintain Jones Act Compliance and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Securities (such Commitment Parties, the “Replacement Commitment Parties”)). Any such Available Securities purchased by a Replacement Commitment Party shall be included, among other things, in the determination of (x) the Unsubscribed Securities to be purchased by such Replacement Commitment Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacement Commitment Party for all purposes hereunder, including the allocations of the Commitment Premium, and (z) the Backstop Commitment of such Replacement Commitment Party for purposes of the definition of Requisite Commitment Parties. If a Commitment Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Commitment Party Replacement to be completed within the Commitment Party Replacement Period.

(b)     Subject to the Company’s prior written consent (which consent may be granted in its sole discretion), the amount of the Commitment Premium payable by the Company to a Replacement Commitment Party with respect to any Available Securities purchased by such Replacement Commitment Party in a Commitment Party Replacement pursuant to Article III shall be multiplied by 150%. For the avoidance of doubt, any such increase in the Commitment Premium will result in an overall increase in the Commitment Premium and not in a reallocation from other Commitment Parties.

(c)     Notwithstanding anything in this Agreement to the contrary, if a Commitment Party is a Defaulting Commitment Party, it shall not be entitled to any of the Commitment Premium, Termination Fee, expense reimbursement applicable solely to such Defaulting Commitment Party (including the Expense Reimbursement) provided, or to be provided, under or in connection with this Agreement.

(d)     Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Securities, unless otherwise agreed by such Commitment Party pursuant to Section 2.2.

(e)     For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.6, but subject to Section 10.10, no provision of this Agreement shall relieve any Defaulting Commitment Party from any liability hereunder, or limit the availability of the remedies set forth in Section 10.9, in connection with any such Defaulting Commitment Party’s Commitment Party Default.

Section 2.4     Subscription Account Funding. (a) No later than the seventh (7th) Business Day following the Rights Offering Expiration Time, the Rights Offering Subscription Agent shall deliver to each Commitment Party a written notice (the “Funding Notice”) of:

(i)     the number of Rights Offering Securities elected to be purchased by the Rights Offering Participants and the aggregate Purchase Price therefor, with a breakdown of Rights Offering Shares and Rights Offering Warrants;

(ii)     the number of Rights Offering Securities to be issued and sold by the Company to such Commitment Party and the aggregate Purchase Price therefor (the “Subscription Amount”), as well as a breakdown of the Subscription Amount to indicate the aggregate number of Rights Offering Shares and Rights Offering Warrants, and associated aggregate Purchase Prices for the Rights Offering Shares and Rights Offering Warrants, which comprise the Subscription Amount for each Commitment Party;

(iii)     the aggregate number of Unsubscribed Securities, if any, and the aggregate Purchase Price required for the purchase thereof;

(iv)     the number of Unsubscribed Securities (based upon such Commitment Party’s Backstop Commitment Percentage) to be issued and sold by the Company to such Commitment Party (as it relates to each Commitment Party, such Commitment Party’s “Unsubscribed Securities Amount”) and the aggregate Purchase Price therefor (as it relates to each Commitment Party, such Commitment Party’s “Funding Amount”), as well as a breakdown of the Unsubscribed Securities to indicate the aggregate number of Rights Offering Shares and Rights Offering Warrants, and associated aggregate Purchase Prices for the Rights Offering Shares and Rights Offering Warrants, which comprise the Unsubscribed Securities Amount for each Commitment Party; and

(v)     the account information (including wiring instructions) for the account to which such Commitment Party shall deliver and pay the Subscription Amount, which account may be an escrow account pursuant to Section 2.4(b), and the Funding Amount (the “Subscription Account”).

The Company shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Commitment Party may reasonably request.

(b)     No earlier than the fourth (4th) Complete Business Day following receipt of the Funding Notice and no later than three (3) Business Days prior to the Effective Date (such date, the “Subscription Funding Date”), each Commitment Party shall deliver and pay its Funding Amount by wire transfer in immediately available funds in U.S. dollars into the Subscription Account in satisfaction of such Commitment Party’s Backstop Commitment. At the option of the Requisite Commitment Parties, the Subscription Account shall be established with an escrow agent reasonably satisfactory to the Requisite Commitment Parties and the Company pursuant to an escrow agreement(s) in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company (the “Subscription Escrow Agreement”). If this Agreement is terminated in accordance with its terms, the funds held in the Subscription Account shall be released, and each Commitment Party shall receive from the Subscription Account the cash amount actually funded to the Subscription Account by such Commitment Party, without any interest, promptly following such termination.

Section 2.5     Closing. (a) Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Requisite Commitment Parties, the closing of the Backstop Commitments (the “Closing”) shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005, at 11:00 a.m., New York City time, within three (3) Business Days of the date on which all of the conditions set forth in Article VII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(b)     At the Closing, the funds held in the Subscription Account shall be released to the Company and utilized in accordance with the Plan and Disclosure Statement.

(c)     At the Closing, issuance of the Unsubscribed Securities will be made by the reorganized Company to each Commitment Party (or to its designee in accordance with Section 2.7) against payment of such Commitment Party’s Funding Amount, in satisfaction of such Commitment Party’s Backstop Commitment. Unless a Commitment Party requests delivery of a physical certificate, any Unsubscribed Securities shall be delivered into the account of a Commitment Party through the facilities of The Depository Trust Company. Notwithstanding anything to the contrary in this Agreement, all Unsubscribed Securities will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

Section 2.6     Transfer of Backstop Commitments. (a) Other than as expressly set forth in this Section 2.6, no Commitment Party shall be permitted to Transfer its Backstop Commitment.

(b)     Subject to Section 2.6(e), each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any creditworthy Affiliate or Related Fund (other than any Portfolio Company of such Commitment Party or its Affiliates) (each, a “Related Purchaser”), provided, that such Commitment Party shall deliver to the Company and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit B, executed by such Commitment Party and such Related Purchaser.

(c)     Subject to Section 2.6(e), each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Commitment Party or such other Commitment Party’s Related Purchaser (each, an “Existing Commitment Party Purchaser”), provided, that (i) such Transfer shall have been consented to by the Requisite Commitment Parties (such consent shall not to be unreasonably withheld or conditioned and shall be deemed to have been given after two (2) Complete Business Days following notification in writing to Milbank, Tweed, Hadley & McCloy LLP and the Company of a proposed Transfer by such Commitment Party), (ii) such Existing Commitment Party Purchaser or such Existing Commitment Party Purchaser’s Affiliate or Related Fund shall have been a Commitment Party as of immediately prior to such Transfer, and (iii)(1) to the extent such Existing Commitment Party Purchaser is not a Commitment Party hereunder, such Commitment Party shall deliver to the Company and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit C-1, executed by such Commitment Party and such Existing Commitment Party Purchaser and (2) to the extent such Existing Commitment Party Purchaser is already a Commitment Party hereunder, such Commitment Party shall deliver to the Company and the Rights Offering Subscription Agent an amendment to this Agreement, substantially in the form attached hereto as Exhibit C-2, executed by such Commitment Party and such Existing Commitment Party Purchaser; provided, that the Company’s consent shall be required for any Transfer that, when taken together with all other Transfers to which the Company has not previously consented, shall increase such Commitment Party’s and its Related Purchaser’s Backstop Commitment by more than 10.0% and result in such Commitment Party and its Related Purchasers committing to more than 20.0% of the Backstop Commitment.

(d)     Subject to Section 2.6(e), each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Person that is not an Existing Commitment Party Purchaser (each of the Persons to whom a Transfer is made, a “New Purchaser”), provided, that (i) such Transfer shall have been consented to by the Requisite Commitment Parties (such consent shall not be unreasonably withheld or conditioned and shall be deemed to have been given after two (2) Complete Business Days following notification in writing to Milbank, Tweed, Hadley & McCloy LLP of a proposed Transfer by such Commitment Party); (ii) such Transfer shall have been consented to by the Company in writing (such consent shall not be unreasonably withheld or conditioned and shall be deemed to have been given after two (2) Business Days following written notification of a proposed Transfer by such Commitment Party to the Company, unless any written objection is provided by the Company to such Commitment Party during such two Business Day period), and (iii) such Commitment Party shall deliver to the Company and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit D executed by such Commitment Party, such New Purchaser and the Company.

(e)     No Commitment Party may Transfer all or any portion of its Backstop Commitment to the Company or any of its Subsidiaries. No Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Person that is not a Related Purchaser unless it also agrees to (and does) concurrently Transfer a corresponding number and amount of the Unsecured Notes Claims to such Person, provided that, the Company may consent to Transfers of a Commitment Party’s Backstop Commitment absent a simultaneous transfer of a corresponding amount of the Unsecured Notes Claims. No Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Person following receipt of the Funding Notice pursuant to, and in accordance with, Section 2.4. Any Commitment Party seeking to Transfer its Backstop Commitment to any other Person must provide the Company, the Rights Offering Subscription Agent and Milbank, Tweed, Hadley & McCloy LLP with prior written notice of such proposed Transfer, in the form attached hereto as Exhibit E, no less than two (2) Complete Business Days prior to the date of the consummation of such proposed Transfer. Any Transfer made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Parties or any Commitment Party, and shall not create (or be deemed to create) any obligation or liability of any other Commitment Party or the Debtor to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Commitment Party (or any permitted transferee thereof) to Transfer any of the Common Equity Interests or any interest therein.

Section 2.7     Designation Rights. Each Commitment Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of the Unsubscribed Securities and Rights Offering Securities that it is obligated to purchase hereunder be issued in the name of, and delivered to a Related Purchaser of such Commitment Party upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Commitment Party and each such Related Purchaser, (ii) specify the number of Unsubscribed Securities and Rights Offering Securities to be delivered to or issued in the name of such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 5.4 through 5.6 as applied to such Related Purchaser; provided, after issuance of the Funding Notice, any Related Purchaser designated to receive Common Shares from a Commitment Party that is a U.S. Citizen, shall be a U.S. Citizen; provided, further, that no such designation pursuant to this Section 2.7 shall relieve such Commitment Party from its obligations under this Agreement.

Section 2.8     Consent to Transfers of Subscription Rights by Commitment Parties. The Company hereby consents to any Transfer of the Subscription Rights held by any Commitment Party to any such Commitment Party’s Related Purchaser, provided, however, for the avoidance of doubt, such Transfer must occur prior to the receipt of the Funding Notice, and such Transfer must be accompanied with a Transfer of such Commitment Party’s interest in the corresponding Unsecured Notes Claims.

Section 2.9     Jones Act Restrictions on Transfers of Backstop Commitment.

(a)     Notwithstanding anything to the contrary contained herein and in addition to the remedies available to the Company under the Certificate of Incorporation or otherwise, (i) in no event shall Non-U.S. Citizens in the aggregate own Common Shares in excess of the Maximum Permitted Percentage, (ii) any purported Transfer of the Backstop Commitment or the Commitment Premium, the effect of which would be to cause one or more Non-U.S. Citizens in the aggregate to own Common Shares in excess of the Maximum Permitted Percentage, shall be void and ineffective, (iii) to the extent that the Company becomes aware that any purported Transfer would have such effect, the Company shall not register such purported Transfer, and (iv) the Company shall not recognize or be required to recognize the purported transferee thereof as a holder of Subscription Rights, the Backstop Commitment or the Commitment Premium for any purpose whatsoever except to the extent necessary to effect any remedy available to the Company.

(b)     An affidavit of citizenship and any other documentation as the Company, together with the Requisite Commitment Parties, deem advisable to fulfill the purpose or implement the provisions of its Certificate of Incorporation in order to maintain Jones Act Compliance (the “Requisite Documentation”), will be required by the Company from all transferees of the Backstop Commitment or the Commitment Premium and, if such transferee is acting as a fiduciary, agent or nominee for an owner, with respect to such owner, and registration of any Transfer shall be denied upon refusal to furnish such Requisite Documentation; provided, however, that a failure to deliver an affidavit of citizenship will result in treating such Commitment Party as a Non-U.S. Citizen, but shall not prevent such Commitment Party from receiving Common Shares (to the extent that there is capacity for Non-U.S. Citizens to receive Common Shares pursuant to Section 6.17 of this Agreement) or Jones Act Warrants.

Section 2.10     Authority to Reallocate Common Shares to Maintain Jones Act Compliance. The Company, together with the Requisite Commitment Parties, in their sole discretion and without the consent of the transferee, shall have the authority to reallocate any Rights Offering Shares as Rights Offering Warrants in order to maintain Jones Act Compliance.

Section 2.11     Notification of Aggregate Number of Exercised Subscription Rights. Upon request from the Requisite Commitment Parties from time to time prior to the Rights Offering Expiration Time (and any permitted extensions thereto), the Company shall promptly notify, or cause the Rights Offering Subscription Agent to promptly notify, the Commitment Parties of the aggregate number of Subscription Rights known by the Company or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request.

ARTICLE III

BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT

Section 3.1     Premium Payable by the Debtor. Subject to Section 3.2 and to entry of the BCA Assumption Order, as consideration for the Backstop Commitment and the other agreements of the Commitment Parties in this Agreement, the Debtor shall pay or cause to be paid a nonrefundable aggregate premium in an amount equal to $7,500,000 (the “Commitment Premium”). The Commitment Premium shall be payable, in accordance with Section 3.2, to the Commitment Parties (including any Replacement Commitment Party, but excluding any Defaulting Commitment Party) or their designees, provided such designees are U.S. Citizens in the case of any payment in the form of Common Shares, in proportion to their respective Backstop Commitment Percentages at the time the payment of the Commitment Premium is made.

The provisions for the payment of the Commitment Premium, the Termination Fee and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement.

Section 3.2     Payment of Premium. The Commitment Premium shall be fully earned, nonrefundable and non-avoidable and shall be paid by the Debtor, free and clear of any withholding or deduction for any applicable Taxes, on the Closing Date as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Commitment Premium will be payable regardless of the amount of Unsubscribed Shares (if any) actually purchased. The Company shall satisfy its obligation to pay the Commitment Premium on the Closing Date, in lieu of any cash payment, by issuing the number of additional Common Shares (rounding down to the nearest whole share solely to avoid fractional shares) to each Commitment Party (or its designee) equal to such Commitment Party’s Commitment Premium Share Amount; provided, that if the Closing does not occur, the Termination Fee shall be payable (in lieu of the Commitment Premium) in cash, to the extent provided in (and in accordance with) Section 9.6. Subject to the Bankruptcy Court’s approval, the BCA Assumption Order and the Plan shall provide that the Commitment Premium and the Termination Fee shall constitute allowed administrative expenses of the Debtor’s estates under Sections 503(b) and 507 of the Bankruptcy Code. In addition and as a result thereof, the proposed Confirmation Order and the Plan filed by the Company shall provide that the Commitment Premium is issuable under Section 1145 of the Bankruptcy Code; provided, that the Bankruptcy Court’s failure to approve the Commitment Premium as an allowed administrative expense, and as a result be issuable under Section 1145 of the Bankruptcy Code, shall not constitute a breach by the Company of any covenant in this Agreement.

Section 3.3     Expense Reimbursement. (a) Until the earlier to occur of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms, the Debtor agrees to pay in accordance with Section 3.3(b): (A) the reasonable and documented out-of-pocket fees and expenses (including reasonable travel costs and expenses), whether incurred before or after the Petition Date, of Milbank, Tweed, Hadley & McCloy LLP, as counsel to the Commitment Parties, one maritime counsel to the Commitment Parties, Morris, Nichols, Arsht & Tunnell LLP, as local (Delaware) counsel to the Commitment Parties, Houlihan Lokey Capital, Inc. as primary financial advisors to the Commitment Parties, and other professional advisors for specialized areas of expertise as circumstances warrant retained by the Commitment Parties, with the consent of the Company (which consent shall not be unreasonably delayed, conditioned or withheld), in each case that have been and are actually incurred in connection with (x) the negotiation, preparation and implementation of the Transaction Agreements and the other agreements and transactions contemplated thereby and (y) the Restructuring and the Chapter 11 Case; and (B) all reasonable and documented out-of-pocket fees and expenses, up to a total of $50,000, incurred in connection with any required initial regulatory filings in connection with the transactions contemplated by this Agreement (including, without limitation, any initial filings done on Schedule 13D, Schedule 13G, Form 3 or Form 4, in each case, promulgated under the Exchange Act), in each case, that have been paid or are payable by the Commitment Parties to one firm (such payment obligations set forth in clauses (A) and (B) above, collectively, the “Expense Reimbursement”). The Expense Reimbursement shall, pursuant to the BCA Assumption Order, constitute allowed administrative expenses of the Debtor’s estate under Sections 503(b) and 507 of the Bankruptcy Code.

(b)     The Expense Reimbursement accrued through the date on which the BCA Assumption Order is entered shall be paid within five (5) Complete Business Days of the Company’s receipt of invoices therefor. The Expense Reimbursement accrued thereafter shall be payable by the Debtor within five (5) Complete Business Days after receipt of monthly invoices therefor; provided, that the Debtor’s final payment shall be made contemporaneously with the Closing or the termination of this Agreement, as applicable, pursuant to Article IX.

Section 3.4     Tax Treatment. The parties hereto agree for all Tax purposes to treat the exchange of the Backstop Commitment for the Commitment Premium as an issuance by the Commitment Parties to the Company of a put right with respect to the Unsubscribed Securities in exchange for the Commitment Premium.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

Except (i) as set forth in the corresponding section of the Company Disclosure Schedule or (ii) as disclosed in the Company SEC Documents and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval System prior to the date hereof (excluding any disclosure contained in the “Forward-Looking Statements” or “Risk Factors” sections thereof, or any other statements that are similarly predictive or forward looking in nature), the Debtor hereby represents and warrants to the Commitment Parties (unless otherwise set forth herein, as of the date of this Agreement) as set forth below.

Section 4.1     Organization and Qualification. The Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization (except where the failure to be in good standing (or the equivalent) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) except as set forth on Section 4.1 of the Company Disclosure Schedule, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except in the cases of clauses (ii) and (iii) of this Section 4.1 where the failure to have such power and authority or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2     Corporate Power and Authority. The Debtor has the requisite corporate power and authority (i) to enter into, execute and deliver this Agreement, (ii) subject to entry of the BCA Assumption Order, to perform their obligations hereunder, and (iii) subject to entry of the BCA Assumption Order and the Confirmation Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver each of the Transaction Agreements and to perform its obligations thereunder (other than this Agreement). The execution and delivery of this Agreement and, subject to the receipt of the foregoing Orders, as applicable, of each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Debtor, and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

Section 4.3     Execution and Delivery; Enforceability. Subject to entry of the BCA Assumption Order, this Agreement will have been, and subject to entry of the BCA Assumption Order and the Confirmation Order, each other Transaction Agreement will be, duly executed and delivered by the Company. Upon entry of the BCA Assumption Order and, as applicable, the Confirmation Order, and assuming due and valid execution and delivery hereof by the Commitment Parties, the Debtor’s obligations hereunder will constitute the valid and legally binding obligations of the Debtor enforceable against the Debtor in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity. Upon entry of the Confirmation Order and assuming due and valid execution and delivery of this Agreement and the other Transaction Agreements by the Commitment Parties and, to the extent applicable, any other parties hereof or thereof, each of the obligations of the Company under the Transaction Agreements will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditor’s rights generally and subject to general principles of equity.

Section 4.4     Authorized and Issued Capital Stock. (a) On the Closing Date, (i) the total issued capital stock of the reorganized Company will consist of the Aggregate Pre-Closing Equity Interests, plus the Rights Offering Shares and Rights Offering Warrants issued pursuant to the Rights Offering, plus the Common Shares in respect of the Commitment Premium pursuant to Article III, plus the Equity Class Warrants, plus any shares issued pursuant to the management incentive plan referenced in the Term Sheet (the “MIP”) (ii) no Common Equity Interests will be held by the reorganized Company in its treasury, and (iii) no warrants to purchase shares of Common Equity Interests, other than the Warrants described above, will be issued and outstanding.

(b)     As of the Closing Date, all issued and outstanding Common Equity Interests will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights.

(c)     Except as set forth in Section 4.4(a) and Section 6.22, and except for a sufficient number of Common Shares reserved for issuance pursuant to the MIP and upon the exercise of the Equity Class Warrants, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in the reorganized Company will have been issued, reserved for issuance or outstanding.

(d)     Except as described in this Section 4.4 and except as set forth in the Registration Rights Agreement, the Reorganized Company Corporate Documents, the Exit Facilities, the Warrants and any warrant agreement related thereto, and the MIP, as of the Closing, neither the reorganized Company nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates the reorganized Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the reorganized Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the reorganized Company or any of its Subsidiaries, (ii) obligates the reorganized Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of the Company or any of its Subsidiaries (other than any restrictions included in the Exit Facilities or any corresponding pledge agreement) or (iv) relates to the voting of any shares of capital stock of the reorganized Company.

Section 4.5     Issuance. Subject to entry of the BCA Assumption Order and the Confirmation Order, the Rights Offering Securities to be issued in connection with the consummation of the Rights Offering and pursuant to the terms hereof, will, when issued and delivered on the Closing Date in exchange for the aggregate Purchase Price therefor, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than Transfer restrictions imposed hereunder or under the Reorganized Company Corporate Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the Reorganized Company Corporate Documents, the Registration Rights Agreement and the Rights Offering Warrants).

Section 4.6     No Conflict. Assuming the consents described in clauses (a) through (e) of Section 4.7 are obtained, the execution and delivery by the Company of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, its Subsidiaries, with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent contemplated by the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which the reorganized Company or any of its Subsidiaries will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of the reorganized Company or any of its Subsidiaries will be subject as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of the Reorganized Company Corporate Documents or any of the organizational documents of any of the Company’s Subsidiaries (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Case or the Company’s undertaking to implement the Restructuring through the Chapter 11 Case), or (c) result in any violation of any Law or Order applicable to the reorganized Company or any of its Subsidiaries or any of their properties, except in each of the cases described in clauses (a) and (c) of this Section 4.6, which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.7     Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties (each, an “Applicable Consent”) is required for the execution and delivery by the Company (or the reorganized Company, as applicable) of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company (or the reorganized Company, as applicable) and, to the extent relevant, their Subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the BCA Assumption Order authorizing the Company to perform its obligations hereunder, (b) the entry of the Confirmation Order authorizing the Company to perform its obligations under the Plan, (c) the entry by the Bankruptcy Court of orders as may be necessary in the Chapter 11 Case from time to time, (d) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Unsubscribed Securities by the Commitment Parties, the issuance of the Subscription Rights, the issuance of the Rights Offering Securities pursuant to the exercise of the Subscription Rights, the issuance of Common Shares and Jones Act Warrants in satisfaction of Unsecured Notes Claims pursuant to the Plan and the issuance of Common Shares as payment of the Commitment Premium, and (e) any Applicable Consents that, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect.

Section 4.8       [Reserved].

Section 4.9     Financial Statements. (a) The audited consolidated balance sheets of the Company as of December 31, 2016 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, accompanied by a report thereon by KPMG LLP (collectively, the “Financial Statements”), present fairly, in all material respects, the consolidated financial position of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such Financial Statements, including the related schedules and notes thereto, have been prepared, in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”) applied consistently throughout the periods involved (except as disclosed therein).

(b)     The unaudited consolidated balance sheet of the Company as of March 31, 2017 and the related consolidated statements of operations and of cash flows (collectively, the “Q1 Financial Statements”), that the Company filed with the SEC present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2017 and the consolidated results of its operations and its consolidated cash flows for the quarter then ended.

Section 4.10     Company SEC Documents and Disclosure Statements. Since January 1, 2017, the Company has filed all required reports, schedules, forms and statements with the SEC (the “Company SEC Documents”) under the Exchange Act or the Securities Act. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the Company SEC Documents that have been filed after December 31, 2016 and as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents. The Company has filed with the SEC all Material Contracts that are required to be filed as exhibits to the Company SEC Documents that have been filed as of the date of this Agreement. No Company SEC Document that has been filed after December 31, 2016 and prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with Section 1125 of the Bankruptcy Code.

Section 4.11     Absence of Certain Changes. Since December 31, 2016, no Event has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect except as disclosed in the Company SEC Documents as of the date hereof.

Section 4.12     No Violation; Compliance with Laws (i) The Company is not in violation of its certificate of incorporation or Bylaws and (ii) no Subsidiary of the Company is in violation of its respective certificate of incorporation or Bylaws or similar organizational document in any material respect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is or has been at any time since January 1, 2017 in violation of any applicable Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13     Legal Proceedings. Other than the Chapter 11 Case, any adversary proceedings or contested matters commenced in connection therewith, except as set forth on Section 4.13 of the Company Disclosure Schedule, there are no material legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Transaction Agreements or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.14     Labor Relations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (b) all material payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiaries to the extent required by GAAP. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the consummation of the transactions contemplated by the Transaction Agreements will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Company or any of its Subsidiaries (or any predecessor) is a party or by which the Company or any of its Subsidiaries (or any predecessor) is bound.

Section 4.15     Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Company and its Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, and domain names (collectively, “Intellectual Property Rights”) that are necessary for the operation of their respective businesses, (b) to the Knowledge of the Company, none of the Company or any of its Subsidiaries is interfering with, infringing upon, misappropriating or otherwise violating in any material respect any valid Intellectual Property Rights of any Person, and (c) no claim or litigation regarding any of the foregoing that is (or would be) reasonably expected to have a Material Adverse Effect is pending or, to the Knowledge of the Company, threatened.

Section 4.16     Title to Personal Property; Leased Real Property. (a) Each of the Company and its Subsidiaries has valid fee simple title to, or valid leasehold interests in, its assets (including Vessels), in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such assets for their respective currently intended purposes and except where the failure (or failures) to have such valid title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 4 lists as of the date hereof, the name, official number, flag, region, type, year built, length, brake horsepower, deadweight tons and flag of each Vessel and, with respect to Vessels that are laid up as of the date hereof, whether the Operating Certificates of such Vessels are current and valid.

(b)     Each of the Company and its Subsidiaries has a valid leasehold interest in the Real Property and is in compliance with all obligations under all leases to which it is a party that have not been or will not be rejected in the Chapter 11 Case, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Debtor has not received written notice of any good faith claim asserting that such leases are not in full force and effect, except with respect to those leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession of the Real Property thereunder would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.17     No Undisclosed Relationships. Other than Contracts or other direct or indirect relationships between or among the Company and its Subsidiaries or between the Subsidiaries of the Company and each other, there are no Contracts or other direct or indirect relationships existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company’s filings with the SEC and that is not so described, except for the transactions contemplated by this Agreement. Any material Contract existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company’s filings with the SEC is filed as an exhibit to, or incorporated by reference as indicated in, the Annual Report on Form 10-K for the year ended December 31, 2016 that the Company filed on March 16, 2017 or another Company SEC Document filed between March 16, 2017 and the date hereof.

Section 4.18     Licenses and Permits. Except as set forth on Schedule 4.18 of the Company Disclosure Schedule, the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made since January 1, 2017, in all material respects, all declarations and filings with, the appropriate Governmental Entities, in each case, that are necessary for the ownership or lease of their respective properties and the conduct of the business of the Company and its Subsidiaries, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2017, neither the Company nor any of its Subsidiaries (i) has received written notice of any revocation or modification of any such license, certificate, permit or authorization from the applicable Governmental Entity with authority with respect thereto or (ii) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.19     Environmental. (a) Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2017, no written notice, claim, demand, request for information, order, complaint or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Knowledge of the Company, threatened which allege a violation of or liability under any applicable Environmental Laws, in each case relating to the Company or any of its Subsidiaries; (b) except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2017, the Company and each of its Subsidiaries has been in compliance with all applicable Environmental Laws; (c) except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries has obtained all permits, licenses and other approvals required pursuant to Environmental Law for the operations of the business of the Company and its Subsidiaries, and since January 1, 2017 has maintained all financial assurances, necessary for its operations to comply, in all respects, with all applicable Environmental Laws and is, and since January 1, 2017, to the Knowledge of the Company, has been, in compliance with the terms of such permits, licenses and other approvals and financial assurance requirements; (d) no Hazardous Material is located at, on or under any property currently owned, operated or leased by the Company or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any applicable Environmental Laws other than costs, liabilities or obligations related to asset retirement obligations incurred or anticipated to be incurred pursuant to Environmental Laws or costs, liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (e) since January 1, 2017, no Hazardous Materials have been generated, owned, treated, stored, handled, controlled, transported or Released by (or on behalf of) the Company or any of its Subsidiaries, or Released at any location, in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any applicable Environmental Laws that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20     Tax Matters. (a) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each of the Company and its Subsidiaries has filed or caused to be filed all U.S. federal, state, provincial, local and non-U.S. Tax returns required to have been filed by it and (ii) each such Tax return is true and correct in all material respects.

(b)     Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, each of the Company and its Subsidiaries has timely paid or caused to be timely paid all Taxes of or payable by the Company or any of its Subsidiaries, with respect to all periods or portions thereof ending on or before the date hereof.

(c)     Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and except as set forth on Section 4.19(c) of the Company Disclosure Schedule, as of the date hereof, with respect to the Company and its Subsidiaries, (i) no claims for deficiency have been asserted in writing by a Governmental Entity with respect to any Taxes, which claims have not been satisfied, settled or withdrawn, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the IRS or any other Governmental Entity.

Section 4.21     Employee Benefit Plans. (a) Except for the filing and pendency of the Chapter 11 Case or otherwise as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) each Company Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past six years; (iii) no Company Plan has any Unfunded Pension Liability in excess of $2,500,000 with respect to any single Company Plan and in excess of $3,500,000 with respect to all Company Plans in the aggregate; (iv) no ERISA Event has occurred; (v) none of the Company or any of its Subsidiaries has engaged in a non-exempt “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject the Company or any of its Subsidiaries to Tax; and (vi) no employee welfare plan (as defined in Section 3(1) of ERISA) maintained or contributed to by the Company or any of its Subsidiaries provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) and other than for post-separation benefits provided under individual employment agreements.

(b)     Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or as set forth on Section 4.21(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has established, sponsored or maintained, or has any liability with respect to, any employee pension benefit plan or other employee benefit plan, program, policy, agreement or arrangement governed by or subject to the Laws of a jurisdiction other than the United States of America.

(c)     Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, except as set forth on Section 4.21(c) of the Company Disclosure Schedule, there are no pending, or to the Knowledge of the Company, threatened claims, sanctions, actions or lawsuits, asserted or instituted against any Company Plan or any Person as fiduciary or sponsor of any Company Plan, in each case other than claims for benefits in the ordinary course.

(d)     Within the last six years, no Company Plan has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect nor has any Company Plan with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA).

(e)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth on Section 4.21(e) of the Company Disclosure Schedule, each employee benefit plan within the meaning of Section 3(3) of ERISA that is sponsored, maintained or contributed to by the Company or its Subsidiaries (other than any Multiemployer Plan) complies and has complied in both form and operation with its terms and all applicable Laws and legal requirements, and neither the Company, nor any of its Subsidiaries, could reasonably be expected to have any obligation to provide any individual with a “gross up” or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code.

(f)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and each of its Subsidiaries has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices; (ii) all service providers of the Company or its Subsidiaries are correctly classified as employees, independent contractors, or otherwise for all purposes (including any applicable tax and employment policies or law); and (iii) the Company and its Subsidiaries have not and are not engaged in any unfair labor practice.

Section 4.22     Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2016 and no changes in the Company’s internal control over financial reporting occurred from December 31, 2016 through March 31, 2017 that have materially affected, or were, as of those dates, reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.23     Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are designed to provide reasonable assurance that information required to be disclosed in its reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure.

Section 4.24     Material Contracts. Other than as a result of the filing of the Chapter 11 Case, and except as set forth on Section 4.24 of the Company Disclosure Schedule, the Material Contracts are valid, binding and enforceable by and against the Company or its relevant Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto (except where the failure to be valid, binding or enforceable would not constitute a Material Adverse Effect), and, since March 31, 2017, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to the Company or any of its Subsidiaries (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Case, except as set forth on Section 4.24 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or breach under the terms thereof, in each case, except for such instances of material default or breach that would not reasonably be expected to have individually, or in the aggregate, a Material Adverse Effect.

Section 4.25     No Unlawful Payments. Since January 1, 2014, none of the Company, any of its Subsidiaries or any of their respective directors, officers or, to the Knowledge of the Company, employees, agents or other Persons while acting on behalf of the Company or any of its Subsidiaries, as applicable, with express authority to so act has: (a) used any funds of the Company or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense for the purpose of corruptly influencing any foreign government official, including a foreign candidate for office or member of a foreign political party; (b) made any direct or indirect corrupt payment to any foreign government official or employee from corporate funds of the Company or any of its Subsidiaries; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption Law concerning or relating to foreign bribery or corruption; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any foreign government official or any private party.

Section 4.26     Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and, since January 1, 2014 have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries operate (and the rules and regulations promulgated thereunder) and any related or similar applicable Laws (collectively, the “Money Laundering Laws”) and no Legal Proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.27     Compliance with Sanctions Laws. None of the Company, any of its Subsidiaries or any of their respective directors, officers or, to the Knowledge of the Company, employees, Affiliates, agents or other Persons acting on their behalf with express authority to so act, nor any Vessel, is or is controlled by one or more Persons that are: (i) the subject or target of any economic or financial sanctions imposed, administered or enforced by the U.S. government (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the European Union or any of its member states, the United Nations Security Council or the United Kingdom (including by the Office of Financial Sanctions Implementation of Her Majesty’s Treasury) (collectively, “Sanctions”); or (ii) domiciled, organized or resident in any country or territory that is, or whose government is, the subject or target of country-wide or territory-wide U.S. Sanctions broadly prohibiting or restricting dealings in, with or involving such country or territory (a “Sanctioned Jurisdiction”). The Company will not directly or indirectly use the proceeds of the Rights Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to fund or finance any activities or business of or with any Person that is the subject or target of any Sanctions in violation of applicable Sanctions or other applicable law; (B) to fund or finance any activities or business of, with or in any Sanctioned Jurisdiction in violation of applicable Sanctions or other applicable law; or (C) in any manner that would constitute or give rise to a violation of Sanctions by any Party hereto (including the Commitment Parties).

Section 4.28     No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Securities.

Section 4.29     Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement.

Section 4.30     Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 4.31     Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses. All premiums due and payable in respect of material insurance policies maintained by the Company and its Subsidiaries have been paid. The Company reasonably believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate in all material respects. As of the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company and its Subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

Section 4.32     Alternative Transactions. As of the date hereof, the Debtor is not pursuing, or is in discussions regarding, any solicitation, offer or proposal from any Person concerning any actual or proposed Alternative Transaction.

Section 4.33     U.S. Coastwise Trade. Each of (x) the Company, (y) any Subsidiary which owns any U.S. Vessel or operates any other vessel engaged in the U.S. Coastwise Trade, and (z) any Subsidiary (i) having an ownership interest in any Subsidiary which owns any U.S. Vessel or operates any other vessel engaged in the U.S. Coastwise Trade and (ii) which the Company relies upon to establish that the ownership or operation of such U.S. Vessel or other vessel complies with the U.S. Citizen requirements of the Jones Act, is a U.S. Citizen.

Section 4.34     Common Stock Owned by Non-U.S. Citizens. Based on the alien ownership report, dated May 5, 2017, from The Depository Trust and Clearing Corporation with respect to shares of the Company’s common stock owned by Non-U.S. Citizens through Cede & Co. and the reports from American Stock Transfer and Trust Company, LLC, dated May 9, 2017, with respect to shares of the Company’s common stock owned by its current and previous employees who are Non-U.S. Citizens, the number of shares of the Company’s common stock owned by Non-U.S. Citizens as of May 5, 2017 is approximately 5,247,710, or 19.33% of the total number of outstanding shares of the Company’s common stock.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Each Commitment Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 5.1     Incorporation. Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization.

Section 5.2     Corporate Power and Authority. Such Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreement to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.

Section 5.3     Execution and Delivery. This Agreement and each other Transaction Agreement to which such Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) upon entry of the BCA Assumption Order and, as applicable, the Confirmation Order and assuming due and valid execution and delivery hereof and thereof by the Company, will constitute valid and legally binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4     No Registration. Such Commitment Party understands that (a) the Unsubscribed Securities, the Rights Offering Securities and any Common Shares issued to such Commitment Party in satisfaction of the Commitment Premium have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the Unsubscribed Securities, 4(a)(2) Rights Offering Securities and any 1145 Rights Offering Shares or 1145 Rights Offering Warrants issued to an underwriter as defined in Section 1145 of the Bankruptcy Code cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.5     Purchasing Intent. Such Commitment Party is acquiring the Unsubscribed Securities, the Rights Offering Securities and any Common Shares issued to such Commitment Party in satisfaction of the Commitment Premium for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.6     Accredited Investor. Such Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such securities for an indefinite period of time). Except for the representations and warranties expressly set forth in this Agreement or any other Transaction Agreement, such Commitment Party has independently evaluated the merits and risks of its decision to enter into this Agreement.

Section 5.7     Unsecured Notes Claims. (a) As of the date hereof, such Commitment Party and its Affiliates were, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, the aggregate principal amount of Unsecured Notes Claims as set forth opposite such Commitment Party’s name under the column titled “Unsecured Notes Claims” on Schedule 2 attached hereto.

(b)     As of the date hereof, such Commitment Party or its applicable Affiliates has the full power to vote, dispose of and compromise at least the aggregate principal amount of the Unsecured Notes Claims set forth opposite such Commitment Party’s name under the column titled “Unsecured Notes Claims” on Schedule 2 attached hereto.

(c)     Such Commitment Party has not entered into any Contract to Transfer, in whole or in part, any portion of its right, title or interest in such Unsecured Notes Claims where such Transfer would prohibit such Commitment Party from complying with the terms of this Agreement or the RSA.

Section 5.8     No Conflict. The execution and delivery by such Commitment Party of this Agreement and the other Transaction Agreements to which it is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) result in any violation of the provisions of the organization or governing documents of such Commitment Party, or (b) result in any violation of any Law or Order applicable to such Commitment Party or any of its properties.

Section 5.9     Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Entity having jurisdiction over such Commitment Party or any of its properties is required for the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Commitment Party of its Backstop Commitment Percentage or its portion of the Rights Offering Securities) contemplated herein and therein.

Section 5.10     Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of such Commitment Party, threatened to which the Commitment Party or any of its Subsidiaries is a party or to which any property of the Commitment Party or any of its Subsidiaries is the subject, in each case that will (or would be reasonably likely to) prohibit, delay, or adversely impact such Commitment Party’s performance of its obligations under this Agreement or the other Transaction Agreements.

Section 5.11     Sufficiency of Funds. Such Commitment Party has, or will have as of the Closing, sufficient available funds to fulfill its obligations under this Agreement and the other Transaction Agreements (including the Rights Offering). For the avoidance of doubt, such Commitment Party acknowledges that its obligations under this Agreement and the other Transaction Agreements are not conditioned in any manner upon its obtaining financing.

Section 5.12     No Broker’s Fees. Such Commitment Party is not a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Debtor for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of Unsubscribed Securities.

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1     Assumption Orders. The Company shall, consistent with the RSA, use its commercially reasonable efforts to (a) obtain the entry of the BCA Assumption Order and the RSA Assumption Order and (b) cause each of the BCA Assumption Order and the RSA Assumption Order to become a Final Order (and request that such Orders be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Bankruptcy Rules 3020 and 6004(h), as applicable), in each case, as soon as reasonably practicable, and in a manner consistent with the RSA. The Company shall provide to each of the Commitment Parties and its counsel copies of the proposed motions seeking entry of the BCA Assumption Order and the RSA Assumption Order and a reasonable opportunity to review and comment on such motions and Orders prior to such motions and Orders being filed with the Bankruptcy Court, in accordance with Section 6(e) of the RSA, and such Orders shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company. Any amendments, modifications, changes or supplements to any of the BCA Assumption Order, RSA Assumption Order and Confirmation Order, shall be in form and substance reasonably satisfactory to the Requisite Commitment Parties and the Company.

Section 6.2     Confirmation Order; Plan and Disclosure Statement. The Company shall provide to each of the Commitment Parties and its counsel a copy of the proposed Plan and the Disclosure Statement (together with copies of any briefs, pleadings and motions related thereto), as well as any proposed amendment, modification, supplement or change to the Plan or the Disclosure Statement, and a reasonable opportunity to review and comment on such documents, and each such document, amendment, modification, supplement or change must be in form and substance reasonably satisfactory to each of the Requisite Commitment Parties and the Company. The Company shall provide draft copies of all material motions or applications and other documents the Company intends to file with the Bankruptcy Court to Milbank, Tweed, Hadley & McCloy LLP in accordance with Section 6(e) of the RSA.

Section 6.3     Conduct of Business. Except as set forth in this Agreement or the RSA or with the prior written consent of Requisite Commitment Parties, which consent shall not be unreasonably withheld, conditioned or delayed (requests for which, including related information, shall be directed to the counsel and financial advisors to the Commitment Parties), during the period from the date of this Agreement to the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), (a) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course and, consistent with the RSA, use its commercially reasonable efforts to: (i) preserve intact its business; (ii) keep available the services of its officers and employees; (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the Company or its Subsidiaries in connection with their business; and (iv) with respect to the Company, file Company SEC Documents (including, without limitation, its financial statements) with the SEC within the time periods required under the Exchange Act; and (b) the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction that is material to their business other than: (A) transactions in the ordinary course of business; (B) other transactions after prior notice to the Commitment Parties and consent by the Requisite Commitment Parties to implement Tax planning and (C) transactions expressly contemplated by the RSA or the Transaction Agreements.

For the avoidance of doubt, the following shall be deemed to occur outside of the ordinary course of business of the Company and shall require the prior written consent of the Requisite Commitment Parties to the extent not contemplated by the RSA or the Transaction Agreements: (1) any material amendment, material modification, termination, material waiver, material supplement, material restatement or other material change to any Material Contract (other than any Material Contracts that are otherwise addressed by clause (3) below); (2) entry into, or any amendment, modification, termination (other than for cause), waiver, supplement or other change to, any employment agreement to which the Company or any of its Subsidiaries is a party or any assumption of any such employment agreement in connection with the Chapter 11 Case; (3) the adoption or material amendment of any management incentive or equity plan by the Debtor except for the MIP; or (4) the sale of any Vessel listed on Schedule 4, except for (A) the Vessel named HAMMERHEAD, the sale of which may be completed pursuant to the existing purchase and sale agreement relating to such Vessel and (B) the Vessel named Highland Scout, pursuant to the memorandum of agreement relating to such Vessel. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall give the Commitment Parties, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement and the RSA, complete control and supervision of the business of the Company and its Subsidiaries.

In addition, for the avoidance of doubt, the Company and its Subsidiaries may lay up any of its Vessels or other vessels that it operates or reactivate such Vessels or vessels consistent with ordinary business practices generally followed in the offshore industry under current market conditions.

Section 6.4     Access to Information; Confidentiality; Cleansing Materials.  (a) Subject to applicable Law, Section 6.4(b) and Section 6.4(c), upon reasonable notice during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) (i) afford the Commitment Parties and their Representatives, reasonably promptly upon their written request, reasonable access, during normal business hours and without unreasonable disruption or interference with the Company’s and its Subsidiaries’ business or operations, to the Company’s and its Subsidiaries’ employees, properties, books, Contracts and records and, (ii) furnish reasonably promptly to the Commitment Parties and their Representatives all reasonably relevant information concerning the Company’s and its Subsidiaries’ business, properties and personnel as may reasonably be requested by any such party, provided that the foregoing shall not require the Company (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company will cause the Company or any of its Subsidiaries to violate any of their respective obligations with respect to confidentiality to a third party if the Company, or such Subsidiary, as applicable, shall have used commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure; (b) to disclose any legally or otherwise privileged information of the Company or any of its Subsidiaries; or (c) to violate any applicable Laws or Orders. All requests for information and access made in accordance with this Section 6.4 shall be directed to Weil, Gotshal & Manges LLP, as counsel for the Company, or such other Person as may be designated in writing by the Company’s executive officers.

(b)     From and after the date hereof until the date that is one (1) year after the expiration of the Pre-Closing Period, each Commitment Party shall, and shall cause its Representatives to, (i) keep confidential and not provide or disclose to any Person any documents or information received or otherwise obtained by such Commitment Party or its Representatives pursuant to or in connection with this Agreement (including pursuant to Section 6.4(a), Section 6.5 or in connection with a request for approval pursuant to Section 6.3), except that provision or disclosure of such documents or information may be made to any Affiliate or Representative of such Commitment Party who needs to know such information for purposes of this Agreement or the other Transaction Agreements and who agrees to observe the terms of this Section 6.4(b), and (ii) not use such documents or information for any purpose other than in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the immediately preceding sentence shall not apply in respect of documents or information that (1) is now or subsequently becomes generally available to the public through no violation or breach of this Agreement by a Commitment Party or its Representatives; (2) becomes available to a Commitment Party or its Representatives on a non-confidential basis from a source other than the Company or any of its Subsidiaries or any of their respective Representatives, which is not, to the actual knowledge of such Commitment Party or Representative, after reasonable inquiry, prohibited from disclosing such document or information to such Commitment Party or Representative; (3) becomes available to a Commitment Party or its Representatives through document production or discovery in connection with the Chapter 11 Case or other judicial or administrative process, but subject to any confidentiality restrictions imposed by the Chapter 11 Case or other such document production or discovery process; or (4) such Commitment Party or any Representative thereof is required to disclose pursuant to applicable judicial, administrative or regulatory process (including, but not limited to, by court order, deposition, interrogatory, request for documents, subpoena, inspection, audit, civil investigative demand, legal, regulatory, or similar formal or informal process) or pursuant to applicable law or applicable securities exchange rules; provided, that, such Commitment Party or such Representative shall provide the Company with prompt written notice of such legal compulsion and use reasonable best efforts to cooperate with the Company to obtain a protective order or similar remedy to cause such information or documents not to be disclosed, including interposing all available objections thereto, at the Company’s sole cost and expense; provided, however, that notwithstanding the foregoing, no such notice shall be required in the case of a routine supervisory examination or routine audit by a banking, governmental, or other financial regulatory or self-regulatory authority not specifically related to the Company, the transaction or the information provided hereunder; provided, further, that in the event that no such protective order or other similar remedy is obtained, the disclosing party shall furnish only that portion of such information or documents that is legally required to be disclosed and shall exercise its reasonable best efforts (at the Company’s sole cost and expense) to obtain assurance that confidential treatment will be accorded such disclosed information or documents.

(c)     Notwithstanding anything to the contrary in this Agreement, the Commitment Parties acknowledge and agree that the Company may, in its sole discretion, mark any document or information to be provided pursuant to or in connection with this Agreement, prior to providing such document or information, as “Limited Distribution Information; For Professional Eyes Only” (such marked document or information, the “Highly Confidential Information”). Highly Confidential Information shall be provided solely to the Advisors, and the Commitment Parties and their respective Representatives will not be entitled to review the Highly Confidential Information. None of the Highly Confidential Information shall be subject to disclosure pursuant to Section 6.4(d), and such Highly Confidential Information will only be disclosed to the public in the sole discretion of the Company; provided, however, that if any Highly Confidential Information is provided by the Company to any Commitment Party or any of their respective Representatives (other than the Advisors) without such Commitment Party’s express prior written consent (given in its sole discretion), then such Highly Confidential Information shall be subject to disclosure pursuant to Section 6.4(d), provided, further, that the Company agrees (i) to reasonably cooperate with the Commitment Parties to create summary forms of any such Highly Confidential Information that constitutes material non-public information (“MNPI”) and (ii) that such summary forms are subject to disclosure pursuant to Section 6.4(d). The Company shall not provide to the Commitment Parties or any of their respective Representatives (other than the Advisors) any Highly Confidential Information without such Commitment Party’s express prior written consent given in its sole discretion. The Commitment Parties acknowledge and agree that the Advisors are not permitted, pursuant to separate confidentiality agreements with the Company, to send to them, or otherwise share with them, any of the Highly Confidential Information (unless otherwise agreed in writing by the Company in its sole discretion). The Company acknowledges and agrees that the Commitment Parties shall not, solely by virtue of the Advisors having such Highly Confidential Information, be deemed to have received any Highly Confidential Information unless and until such Highly Confidential Information is provided to them.

(d)     The Company shall make public such document or documents (the “Cleansing Materials”) containing the information (or an appropriate summary that, at a minimum, includes the material portions thereof) that constitutes MNPI that was provided by the Company or the Company Representatives pursuant to this Agreement to the Commitment Parties or to the Commitment Parties’ respective Representatives (the “Disclosure Information”) as promptly as practicable upon the occurrence of a Blow Out Event in accordance with the procedures for such a disclosure as set forth in the confidentiality agreements between the Commitment Parties and the Company, as though such confidentiality agreements remained in full force and effect beyond their stated terms.

Section 6.5     Financial Information. (a) During the Pre-Closing Period, the Company shall deliver to the counsel and financial advisors to the Commitment Parties, all statements and reports the Company is required to, and in fact does, deliver to the DNB Facility Agent pursuant to Section 19 of the DNB Credit Agreement and the RBS Facility Agent pursuant to Section 27 of the RBS Credit Agreement, respectively (as in effect on the date hereof) (the “Reports”).

(b)     Information required to be delivered pursuant to Sections 19 and 27 of the DNB Credit Agreement and RBS Credit Agreement, respectively (as in effect on the date hereof) shall be deemed to have been delivered in accordance with Section 6.5(a) on the date on which the Company provides written notice to the counsel and financial advisors to the Commitment Parties such information that such information is available via the EDGAR system of the SEC on the internet (to the extent such information has been posted or is available as described in such notice).

(c)     Each Commitment Party agrees that all information and reports delivered pursuant to this Section 6.5 (except to the extent provided pursuant to Section 6.5(b)) shall be subject to the provisions of Section 6.4(b) and (c).

Section 6.6     Commercially Reasonable Efforts. (a) Without in any way limiting any other respective obligation of the Company or any Commitment Party in this Agreement, each Party shall, consistent with the RSA, use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using commercially reasonable efforts in:

(i)     timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii)     defending any Legal Proceedings in any way challenging (A) this Agreement, the Plan or any other Transaction Agreement, (B) the BCA Assumption Order, RSA Assumption Order or Confirmation Order or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; and

(iii)     working together in good faith to finalize the Reorganized Company Corporate Documents, Transaction Agreements and all other documents relating thereto for timely inclusion in the Plan and filing with the Bankruptcy Court.

(b)     Without limitation to Sections 6.1 and 6.2, to the extent exigencies permit, the Company shall provide or cause to be provided a draft of all motions, applications, pleadings, schedules, Orders, reports or other material papers (including all material memoranda, exhibits, supporting affidavits and evidence and other supporting documentation) in the Chapter 11 Case relating to or affecting the Transaction Agreements in advance of filing the same with the Bankruptcy Court. All such Orders shall be in form and substance satisfactory to the Requisite Commitment Parties and the Company.

(c)     Nothing contained in this Section 6.6 shall limit the ability of any Commitment Party to consult with the Debtor, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Case to the extent not inconsistent with the RSA.

Section 6.7     Registration Rights Agreement; Reorganized Company Corporate Documents. (a) The Plan will provide that from and after the Effective Date, each Consenting Noteholder and any Affiliates or Related Funds thereof that receive Common Shares or Jones Act Warrants under the Plan shall enter into a registration rights agreement, which agreement shall be in form and substance reasonably acceptable to the Requisite Commitment Parties and the Company (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan supplement.

(b)     The Plan will provide that on or prior to the Effective Date the Reorganized Company Corporate Documents will be approved, adopted and effective as of the Effective Date. Forms of the Reorganized Company Corporate Documents shall be filed with the Bankruptcy Court as part of the Plan supplement.

Section 6.8     Form D and Blue Sky. Following the Closing, the Company shall timely file a Form D with the SEC with respect to the 4(a)(2) Rights Offering Securities and the Unsubscribed Securities issued hereunder to the extent required under Regulation D of the Securities Act and shall provide, upon request, a copy thereof to each Commitment Party. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the 4(a)(2) Rights Offering Securities and Unsubscribed Securities issued hereunder for sale to the Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the 4(a)(2) Rights Offering Securities and the Unsubscribed Securities issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.8.

Section 6.9     DIP Facility. The Company shall enter into the DIP Facility on terms and conditions that are reasonably satisfactory to the Requisite Commitment Parties, it being understood that the DIP Facility contemplated by that certain Commitment Letter, dated as of the date hereof, is deemed satisfactory to the Requisite Commitment Parties and consistent with the terms set forth in the Term Sheet and the RSA.

Section 6.10     DTC Eligibility. Unless otherwise requested by the Requisite Commitment Parties, the Company shall use commercially reasonable efforts to promptly make all Common Shares and Jones Act Warrants deliverable to the Commitment Parties eligible for deposit with The Depository Trust Company.

Section 6.11     Use of Proceeds. The reorganized Debtor will apply the proceeds from the exercise of the Subscription Rights and the sale of the Unsubscribed Securities for the purposes identified in the Disclosure Statement and the Plan.

Section 6.12     Securities Legend. Each certificate evidencing all 4(a)(2) Rights Offering Securities and Unsubscribed Securities that are issued in connection with this Agreement, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such 4(a)(2) Rights Offering Securities or Unsubscribed Securities are uncertificated, such 4(a)(2) Rights Offering Securities or Unsubscribed Securities shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation.

The Company shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such securities (or the stock ledger or other appropriate Company records, in the case of uncertified securities) at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such shares may be sold under Rule 144 of the Securities Act. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend. For the avoidance of doubt, Common Shares and Jones Act Warrants issued pursuant to the 1145 Rights Offering and Common Shares issued in satisfaction of the Commitment Premium shall not include the Legend.

Section 6.13      [Reserved].

Section 6.14     Alternative Transactions. Except as expressly provided by the RSA, the Company shall take no action, directly or indirectly that is inconsistent with this Agreement or the Plan or that would delay approvals of the Disclosure Statement, the solicitation procedures, or confirmation or consummation of the Plan, including seeking, soliciting, or supporting any Alternative Transaction; provided, that the foregoing limitations shall not apply if in response to any receipt of a written proposal to engage in an Alternative Transaction, the board of directors of the Company reasonably determines in good faith and after consultation with outside counsel that the failure to take any such action would be inconsistent with the exercise of its fiduciary duties under applicable law. If the Debtor receives a written or oral proposal or expression of interest regarding any Alternative Transaction from the date of this Agreement until the Effective Date, (i) the Debtor shall promptly notify counsel to the Commitment Parties of any such proposal or expression of interest, with such notice to include the material terms thereof, including (unless prohibited by a separate agreement) the identity of the person or group of persons involved, and (ii) the Debtor shall promptly furnish counsel to the Commitment Parties with copies of any written offer or any other information delivered to the Company in writing that they receive relating to the foregoing and shall promptly inform counsel to the Commitment Parties of any material changes to such proposals.

Section 6.15     U.S. Coastwise Trade. Each of (x) the Company, (y) any Subsidiary which owns or operates, or will own or operate, any vessel engaged in the U.S. Coastwise Trade, or (z) any Subsidiary (i) having an ownership interest in any Subsidiary which owns or operates, or will own or operate, any such vessel and (ii) which the Company relies upon to establish that such vessel is or will be owned or operated in compliance with the U.S. Citizen requirements of the Jones Act shall be, and at all times at which such entity shall own or operate any such vessel, shall remain, a U.S. Citizen.

Section 6.16     Vessel Operation and Registration.

(a)     The Company and its Subsidiaries will: (i) maintain each U.S. Vessel owned by it documented in its name under the laws and flag of the United States with a coastwise endorsement, and not do, omit to do or allow to be done anything as a result of which such documentation and coastwise endorsement might be cancelled or imperiled; (ii) maintain each other Vessel owned by it registered under such other laws and flag under which they are registered on the date hereof, and not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperiled; and (iii) not change the name of any Vessel owned by it; provided, however, that the Company and its Subsidiaries shall not be required to comply with the requirements of Section 6.16(a)(ii) with respect to the maintenance of the registration of the Mexican-flag vessel named COLOSO with a cabotage endorsement to operate in the Mexican coastwise trade.

(b)     The Company and its Subsidiaries shall keep each Vessel owned by it in a good and safe condition and state of repair in all material respects: (i) consistent with standards generally followed in the offshore industry (ordinary wear and tear excepted); (ii) so as to maintain its current class, if any, with the applicable Classification Society free of all outstanding conditions and recommendations affecting its class except for any such conditions or recommendations that, with approval of the applicable Classification Society, will be remedied at such Vessel’s next scheduled survey, and are in fact so remedied; (iii) so as to comply with all Laws applicable to such Vessel under its current flag and registry, or to vessel trading in any jurisdiction to which such Vessel may trade from time to time, including but not limited to the ISM Code and the ISPS Code, if applicable; and (iv) with all Operating Certificates required for the operation of such Vessel in full force and effect; provided, however, that, with respect to each of the Vessels listed in Schedule 4 as being in laid up status as of the date hereof and any Vessel that is laid up after the date hereof, the Company and its Subsidiaries shall not be required to comply with the requirements of Sections 6.16(b)(ii) and (iv) unless and until such time that such Vessel is reactivated and returned to active operations.

(c)     Neither the Company nor any Subsidiary will cause or permit any Vessel (or any other vessel it owns or operates) to be operated in any manner contrary to Law or engage in any unlawful trade or violate any Law or carry any cargo that will expose any such Vessel or vessel to penalty, confiscation, forfeiture, capture or condemnation that would, in each case, result in a Material Adverse Effect.

(d)     Except as may be required by applicable Law or the applicable Classification Society, neither the Company nor any Subsidiary shall make any modification or repairs to, or replacement of, any Vessel owned by it or equipment installed on any such Vessel as of the date hereof which would materially alter the structure or type of such Vessel or materially reduce its value, or shall remove any material part of a Vessel, or any item of equipment installed on a Vessel, unless the part or item so removed is no longer useful, necessary, profitable or advantageous in the operation of such Vessel or is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any liens (other than Permitted Liens) in favor of any Person and becomes on installation on that Vessel the property of the Vessel owner or is equipment that can be removed without any risk of damage to the Vessel.

Section 6.17     Allocation of Common Shares and Jones Act Warrants. All Equity Interests holders, regardless of U.S. Citizen status, on account of their Equity Interests, and all Persons determined by the Company to be U.S. Citizens after providing the Requisite Documentation shall receive Common Shares as set forth herein and the Plan. In implementing the requirements of Sections 2.9 and 2.10, the Company agrees that the allocation of Common Shares and Jones Act Warrants to be issued to Non-U.S. Citizens (for the avoidance of doubt, other than Equity Interests holders on account of their Equity Interests) will be determined by the below priority order such that Common Shares will be issued to Non-U.S. Citizens in each category, beginning with the first category, up to the remaining balance of the Maximum Permitted Percentage before Common Shares are issued to Non-U.S. Citizens at the next succeeding category until the Maximum Permitted Percentage has been reached; provided, however, that 1.0% of the Common Shares shall be reserved for Common Shares issuable to Non-U.S. Citizen management and employees under the MIP:

(a)     First, Common Shares will be issued as payment for the Commitment Premium;

(b)     Second, Common Shares will be issued for any Unsubscribed Securities purchased by the Commitment Parties pursuant to their Backstop Commitment;

(c)     Third, in proportion to their Backstop Commitment, Common Shares will be issued to Rights Offering Participants that are Commitment Parties that exercise all of the Subscription Rights allocated to them (i) for the exercise of all their Subscription Rights in the Rights Offering and (ii) on account of their Unsecured Notes Claims (under the Plan);

(d)     Fourth, Common Shares will be issued to Rights Offering Participants that are not Commitment Parties that exercise all of the Subscription Rights allocated to them (i) for the exercise of all their Subscription Rights in the Rights Offering and (ii) on account of their Unsecured Notes Claims (under the Plan); and

(e)     Fifth, Common Shares will be issued to Persons that do not exercise all the Subscription Rights allocated to them in the Rights Offering (i) to the extent of any exercise of Subscription Rights allocated to them in the Rights Offering and (ii) on account of their Unsecured Notes Claims (under the Plan).

In making the allocation described above, to the extent any allocation of Common Shares in a particular category designated by a subsection above would result in ownership of the Common Shares by Non-U.S. Citizens exceeding the Maximum Permitted Percentage, the Company will proportionately reduce the Common Shares to be issued to Non-U.S. Citizens in such category and will issue the balance in Jones Act Warrants to such Non-U.S. Citizens instead, and Non-U.S. Citizens in the succeeding categories shall receive all Jones Act Warrants instead of Common Shares. Furthermore, the above allocation will reflect any designation made by a Commitment Party pursuant to Section 2.7 before issuance of the Funding Notice.

Section 6.18     Listing on the Effective Date. The Company agrees to use commercially reasonable efforts to list the Common Shares and Equity Class Warrants on the New York Stock Exchange or other stock exchange specified by the Requisite Commitment Parties, reasonably acceptable to the Company on the Effective Date, or if such listing is not possible on the Effective Date, as soon as reasonably practicable after the Effective Date, in each case, subject to applicable listing requirements. The Company also agrees to cooperate with the Commitment Parties in connection with investigation of a possible listing of the Jones Act Warrants on a stock exchange.

Section 6.19     Requisite Documentation. The Company is not obligated to deliver Common Shares to any Person (for the avoidance of doubt, other than Equity Interest holders) who has not delivered properly completed Requisite Documentation; provided, however, that a failure to deliver an affidavit of citizenship will result in treating such Person as a Non-U.S. Citizen, but shall not prevent such Person from receiving Common Shares (to the extent that there is capacity for Non-U.S. Citizens to receive Common Shares pursuant to Section 6.17 of this Agreement) or Jones Act Warrants, as applicable.

Section 6.20     Certificate of Incorporation. The Certificate of Incorporation shall include Jones Act provisions in form and substance reasonably acceptable to the Company and the Requisite Commitment Parties.

Section 6.21     Milestones. The Company shall complete the Restructuring in accordance with the deadlines specified below, which deadlines in all cases may be extended by written agreement of the Requisite Noteholders (collectively, the “Milestones”); provided, that, in the event that any of the Company’s subsidiaries file for chapter 11 protection in accordance with the RSA, the Requisite Commitment Parties agree to engage in good faith discussions with the Company to extend the deadlines set forth in Section 6.21(f) through (i) as reasonably necessary:

(a)     by not later than May 21, 2017, the Debtor shall commence the Chapter 11 Case;

(b)     by three (3) days after the Petition Date, but in no event later than May 24, 2017, the Debtor shall file with the Bankruptcy Court motions seeking entry of orders (x) authorizing the Debtor to assume the RSA and this Agreement and the Debtor’s obligations thereunder and hereunder, and (y) approving procedures for the Rights Offering (together, the “RSA and Backstop Motions”);

(c)     by seven (7) days after the Petition Date, but in no event later than May 28, 2017, the Debtor shall file with the Bankruptcy Court the Plan, the Disclosure Statement, and a motion seeking a hearing to consider the adequacy of the Disclosure Statement and approval of the Debtor’s solicitation procedures;

(d)     the Debtor shall seek to have the RSA and Backstop Motions heard at the hearing scheduled to consider the “first day” motions on a final basis (the “Second Day Hearing”);

(e)     by the day that is the earlier of (x) the day that is two (2) business days following the Second Day Hearing, and (y) thirty-five (35) days after the Petition Date, but in no event later than June 26, 2017, the Bankruptcy Court shall have entered an order approving the RSA Motion (the “RSA Order”);

(f)     by forty-five (45) days after the Petition Date, but in no event later than July 7, 2017, the Bankruptcy Court shall have entered an order approving the Backstop Motion (the “Backstop Order”) and an order approving the adequacy of the Disclosure Statement and the Debtor’s solicitation procedures; provided, that the Company shall use commercially reasonable efforts to seek entry of the foregoing orders as soon as reasonably practicable before July 7, 2017;

(g)     within twenty (20) business days following the entry of the Backstop Order, but in no event later than August 4, 2017, the Company shall complete the solicitation in connection with the Rights Offering (other than funding in connection with the Backstop Commitments);

(h)     by ninety (90) days after the Petition Date, but in no event later than August 21, 2017, the Bankruptcy Court shall have entered an order confirming the Plan; provided, that the Company shall use commercially reasonable efforts to seek entry of the foregoing order as soon as reasonably practicable before August 21, 2017; and

(i)     by fourteen (14) days after entry of an order confirming the Acceptable Plan, but in no event later than September 4, 2017, the Effective Date shall occur.

Section 6.22     Common Shares to be Issued Upon the Exercise of Jones Act Warrants. The Company shall authorize and reserve a sufficient number of Common Shares to be issued upon the exercise of the Jones Act Warrants.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1     Conditions to the Obligations of the Commitment Parties. The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions prior to or at the Closing in accordance with the Milestones:

(a)     BCA Assumption Order; RSA Assumption Order. The Bankruptcy Court shall have entered the BCA Assumption Order and the RSA Assumption Order.

(b)     Bring-Down Confirmation of Common Stock Owned by Non-U.S. Citizens. As close as practicable to the Effective Date, the Company shall deliver to the Requisite Commitment Parties a bring-down certificate setting forth the approximate number of shares of common stock of the Company owned by Non-U.S. Citizens, in the form set forth in Section 4.34, which may be based on the Company’s reasonable reliance on additional reports with respect to the analysis of the approximate number of shares of common stock of the Company owned by Non-U.S. Citizens.

(c)      Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order.

(d)     Plan. The Debtor shall have complied, in all material respects, with the terms of the Plan, and the conditions to the occurrence of the Effective Date (other than any conditions relating to the occurrence of the Closing) set forth in the Plan shall have been satisfied or, with the prior consent of the Requisite Commitment Parties, waived in accordance with the terms of the Plan.

(e)     Rights Offering. The Rights Offering shall have been conducted, in all material respects, in accordance with the BCA Assumption Order, the Rights Offering Procedures and this Agreement, and the Rights Offering Expiration Time shall have occurred.

(f)     Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(g)     Registration Rights Agreement; Reorganized Company Corporate Documents.

(i)     The Registration Rights Agreement shall have been executed and delivered by the reorganized Company, shall otherwise have become effective with respect to the Commitment Parties and the other parties thereto, and shall be in full force and effect.

(ii)     The Reorganized Company Corporate Documents shall duly have been approved and adopted and shall be in full force and effect.

(h)     Expense Reimbursement. The Debtor or the reorganized Debtor shall have paid (or such amounts shall be paid concurrently with the Closing) all Expense Reimbursements invoiced through the Closing Date pursuant to Section 3.3.

(i)     Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(j)       [Reserved].

(k)     No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity of (i) the United States (including any state or subdivision thereof), (ii) the jurisdiction of incorporation or formation of the Debtor or (iii) any jurisdiction where any vessel of the Company or its subsidiaries is flagged, in each case that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(l)       Representations and Warranties.

(i)     The representations and warranties of the Debtor contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.7, 4.12(i) and 4.30 shall be true and correct in all respects on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii)     The representations and warranties of the Debtor contained in Sections 4.25, 4.26 and 4.27 shall be true and correct in all material respects on and as of the Closing Date, or will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(iii)     The representations and warranties of the Debtors contained in this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date or will be true and correct in all material respects on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(m)     Covenants. The Debtor or the reorganized Debtor shall have performed and complied, in all material respects, in the reasonable determination of the Requisite Commitment Parties, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(n)    Material Adverse Effect. Since December 31, 2016, there shall not have occurred, and there shall not exist, any Event that constitutes, individually or in the aggregate, a Material Adverse Effect.

(o)     Officer’s Certificate. The Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the reorganized Company confirming that the conditions set forth in Sections 7.1(l), (m), and (n) have been satisfied.

(p)     [Reserved].

(q)     Exit Facilities. The Exit Facilities shall have been entered into by the parties thereto and be in effect.

(r)     RSA. The RSA shall not have terminated.

(s)   Commitment Premium. The reorganized Debtor shall have paid (or such amounts shall be paid concurrently with the Closing) to each Commitment Party the applicable Commitment Premium as set forth in Section 3.2, Section 2.3(b) and Section 9.5(c).

(t)     Funding Notice. The Commitment Parties shall have received the Funding Notice in accordance with the terms of this Agreement.

(u)     Vessels. Within five (5) Business Days prior to the Closing Date, the Company will provide a complete and accurate list of all Vessels owned by the Company and its Subsidiaries as of a date not more than three (3) Business Days prior to the date of delivery of such list, certifying that, in all material respects:

(i)     Each U.S. Vessel included on such list is duly documented in the name of the Company or one of its Subsidiaries under the U.S. flag with a coastwise endorsement.

(ii)     Each other Vessel included on such list is duly registered under the laws and flag of the jurisdiction indicated.

(iii)     Each Vessel included on such list is classed, if applicable, with the Classification Society indicated and is in class as set forth in Section 6.16(b), subject to the proviso therein with respect to laid up Vessels.

(v)     Vessel-Related Documents.

(i)     The Company shall have delivered to the Commitment Parties in respect of each Vessel, each dated not more than thirty (30) days prior to the Closing Date (x) a Certificate of Ownership and Encumbrance, a Certificate of Ownership, or similar certificate as appropriate from the flag state for such Vessel, and (y) a certificate of insurances and/or certificate of entry with respect to such Vessel.

(ii)     The Company shall have delivered to the Commitment Parties in respect of each vessel owned or operated by the Company or its Subsidiaries in the U.S. Coastwise Trade, including the U.S. Vessels, a copy of such vessel’s current Certificate of Documentation with a coastwise endorsement.

Section 7.2     Waiver of Conditions to Obligations of Commitment Parties. All or any of the conditions set forth in Sections 7.1(d), (e), (g), (i), (j), (l), (m), (n), (o), (p), (u) and (v) may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by the Requisite Commitment Parties in their sole discretion and if so waived, all Commitment Parties shall be bound by such waiver. Any of the conditions not listed in the preceding sentence may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by all Commitment Parties.

Section 7.3     Conditions to the Obligations of the Debtor. The obligations of the Debtors to consummate the transactions contemplated hereby with any Commitment Party is subject to (unless waived by the Company in writing in its sole discretion) the satisfaction of each of the following conditions:

(a)     BCA Assumption Order; RSA Assumption Order. The Bankruptcy Court shall have entered the BCA Assumption Order and the RSA Assumption Order, and such Orders shall be Final Orders.

(b)     [Reserved].

(c)     Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order.

(d)     Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(e)     Rights Offering. The Rights Offering Expiration Time shall have occurred, and the Debtor shall have received the Rights Offering Amount in full in cash pursuant to the Rights Offering.

(f)     [Reserved].

(g)     No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(h)     Representations and Warranties. The representations and warranties of the Commitment Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(i)     Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(j)     Covenants. The Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(k)     Exit Facilities. The Exit Facilities shall have been executed by the parties thereto and be in effect.

(l)     RSA. The RSA shall not have terminated.

ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1     Indemnification Obligations. Following the entry of the BCA Assumption Order, the Company (the “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes arising out of a claim asserted by a third party (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement and the transactions contemplated hereby, including the Backstop Commitment, the Rights Offering, the payment of the Commitment Premium or the Termination Fee or the use of the proceeds of the Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, its equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction only to preserve attorney client and work product privileges) legal or other third-party expenses actually incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Commitment Party, its Related Parties or any Indemnified Person related thereto, related to a Commitment Party Default by such Commitment Party or any breach of this Agreement by such Commitment Party, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

Section 8.2     Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party promptly in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Agreement. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days following receipt of such notice by the Indemnifying Party, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

Section 8.3     Settlement of Indemnified Claims. In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Article VIII, the Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.4     Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Rights Offering Securities contemplated by this Agreement and the Plan bears to (b) the Commitment Premium paid or proposed to be paid to the Commitment Parties. Subject to Section 9.6, the Indemnifying Party also agrees that no Indemnified Person shall have any liability based on their comparative or contributory negligence to the Indemnifying Party in connection with an Indemnified Claim.

Section 8.5     Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the applicable Commitment Premium solely for Tax purposes. The provisions of this Article VIII are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement. The BCA Assumption Order shall provide that the obligations of the Company under this Article VIII shall constitute allowed administrative expenses of the Debtor’s estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Company may comply with the requirements of this Article VIII without further Order of the Bankruptcy Court.

Section 8.6     No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their express terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms.

ARTICLE IX

TERMINATION

Section 9.1     Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company and the Requisite Commitment Parties.

Section 9.2     Automatic Termination. Except as otherwise provided in this Article IX, this Agreement shall terminate automatically without further action or notice by any Party if any of the following occurs:

(a)     the RSA is terminated in accordance with its terms;

(b)     any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements; or

(c)     (i) the Chapter 11 Case shall have been dismissed or converted to a chapter 7 case or (ii) a chapter 11 trustee with plenary powers or an examiner with enlarged powers relating to the operation of the businesses of the Debtor beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in the Chapter 11 Case or the Debtor shall file a motion or other request for such relief.

Section 9.3     Termination by the Company. This Agreement may be terminated by the Company upon written notice to each Commitment Party if:

(a)     the Bankruptcy Court denies entry of the BCA Assumption Order or the RSA Assumption Order;

(b)     the Closing Date has not occurred by the Outside Date (as the same may be extended pursuant to Section 9.4(i) or Section 2.3(a)), unless prior thereto, the Effective Date occurs and the Rights Offering has been consummated; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(b) if it is then in breach of this Agreement;

(c)     one or more of the Consenting Noteholders materially breaches its obligations under the RSA, such that the Commitment Party or the Commitment Parties not then in breach of the RSA (the “Non-Breaching RSA Commitment Parties”) at any time hold collectively less than forty percent (40%) of the principal amount of all Unsecured Notes Claims;

(d)     subject to the right of the Commitment Parties to arrange a Commitment Party Replacement in accordance with Section 2.3(a) (which will be deemed to cure any breach by the replaced Commitment Party pursuant to this subsection (d), (i) any Commitment Party shall have breached any representation, warranty, covenant or other agreement made by such Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Section 7.3(h) or Section 7.3(j) not to be satisfied, (ii) the Company shall have delivered written notice of such breach or inaccuracy to such Commitment Party, and (iii) such breach or inaccuracy is not cured by such Commitment Party by the fifth (5th) Business Day after receipt of such notice; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(d) if it is then in breach of this Agreement;

(e)     the board of directors of the Company determines in good faith, after consultation with outside counsel, that the continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties; provided, that concurrently with such termination, the Company pays the Termination Fee pursuant to Section 9.6(b) to the extent such Termination Fee is otherwise payable under this Agreement;

(f)     any of the BCA Assumption Order, RSA Assumption Order or the Confirmation Order is reversed, stayed, dismissed, vacated, or reconsidered; or

(g)     if the Company shall not receive the Rights Offering Amount pursuant to the Rights Offering and this Agreement; provided, that any termination pursuant to this Section 9.3(g) shall not relieve or otherwise limit the liability of any Defaulting Commitment Party hereto for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith.

Section 9.4     Termination by the Requisite Commitment Parties. This Agreement may be terminated by the Requisite Commitment Parties upon written notice to the Company if:

(a)     the Bankruptcy Court denies entry of the BCA Assumption Order or the RSA Assumption Order;

(b)     any of the BCA Assumption Order, RSA Assumption Order or the Confirmation Order is reversed, stayed, dismissed, vacated, reconsidered or is modified or amended in any material respect after entry without the prior written consent of the Requisite Commitment Parties;

(c)     any of the Transaction Agreements, the RSA, the Rights Offering Procedures, or any of the other Definitive Documentation is amended or modified in any material respect without the prior written consent of the Requisite Commitment Parties (which consent, other than as to the RSA, shall not be unreasonably withheld);

(d)     the Company files any cause of action against and/or seeking to restrict or hinder the enforcement of any rights of the holders of Unsecured Notes Claims in their capacity as such that is inconsistent with this Agreement (or if the Company supports any such motion, application or adversary proceeding commenced by any third party or consents to the standing of any such third party) other than the enforcement by the Debtor of the automatic stay provisions of the Bankruptcy Code;

(e)     (i)(A) the Debtor has breached its obligations under Section 6.14, (B) a Commitment Party delivers written notice of such breach to the Company, and (C) such breach is not cured by the Company by the fifth (5th) Business Day after receipt of such notice, (ii) the Bankruptcy Court approves or authorizes an Alternative Transaction or (iii) the Company or any of its Subsidiaries enters into any Contract or written agreement in principle providing for the consummation of any Alternative Transaction;

(f)     the Company (i) amends or modifies, or files a pleading seeking authority to amend or modify, any of the Transaction Agreements or any of the other Definitive Documentation in a manner that is materially inconsistent with this Agreement; (ii) suspends or revokes the Transaction Agreements; or (iii) publicly announces its intention to take any such action listed in sub-clauses (i) and (ii) of this subsection;

(g)     the failure to meet any of the Milestones in Section 6.21 unless such Milestone(s) is extended in accordance with Section 6.21;

(h)     except as provided by the RSA, the modification or amendment of any interim or final cash collateral Order entered in the Chapter 11 Case that is not reasonably satisfactory, in their sole discretion, to the Requisite Commitment Parties;

(i)     the Closing Date has not occurred by 11:59 p.m., New York City time on the date that is twenty (20) days following the date set forth in Section 6.21(h) (as it may be extended pursuant to this Section 9.4(i) or Section 2.3(a), the “Outside Date”), unless prior thereto, the Effective Date occurs and the Rights Offering has been consummated; provided, that, the Outside Date may be waived or extended with the prior written consent of the Company and the Requisite Commitment Parties up to the date that is twenty (20) days following the Outside Date (the “Final Outside Date”);

(j)     (i) the Company shall have breached any representation, warranty, covenant or other agreement made by the Company in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 7.1(l), 7.1(m) or 7.1(n) not to be satisfied, (ii) the Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Company, (iii) such breach or inaccuracy is not cured by the Company by the tenth (10th) Business Day after receipt of such notice, and (iv) as a result of such failure to cure, any condition set forth in Sections 7.1(l), 7.1(m) or 7.1(n) is not capable of being satisfied; provided, that, this Agreement shall not terminate pursuant to this Section 9.4(j) if the Requisite Commitment Parties are then in willful or intentional breach of this Agreement;

(k)     since December 31, 2016, there shall have occurred any Event that, individually, or together with all other Events, has had or would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Company SEC Documents as of the date hereof;

(l)     if any Law or Order shall have been enacted, adopted or issued by any Governmental Entity of (i) the United States (including any state or subdivision thereof), (ii) the jurisdiction of incorporation or formation of the Debtor or (iii) any jurisdiction where any Vessel of the Company or its Subsidiaries is flagged, in each case that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Transaction Agreements; or

(m)     if the Company shall not receive the Rights Offering Amount pursuant to the Rights Offering and this Agreement; provided, that any termination pursuant to this Section 9.4(m) shall not relieve or otherwise limit the liability of any Defaulting Commitment Party for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith.

Section 9.5     Termination by any Commitment Party.  (a)  This Agreement may be terminated by any Commitment Party, as to itself only, upon written notice to the Company if (i) the Closing Date has not occurred by the Final Outside Date or the RSA has been terminated with respect to such Commitment Party pursuant to Section 7(c) of the RSA, (ii) the Company shall not receive at least $100,000,000 pursuant to the Rights Offering and this Agreement, or (iii) five (5) days prior to the hearing to consider confirmation of the Plan, the Company does not obtain commitments for an Exit Facility of at least $100,000,000 in the principal amount, with terms and conditions that are acceptable to each Consenting Noteholder.

(b)     Upon the occurrence of any termination by a Commitment Party (the “Withdrawing Commitment Party”) pursuant to Section 9.5(a), the remaining Commitment Parties (other than any Withdrawing Commitment Party) shall have the right, but not the obligation, within five (5) Business Days after receipt of written notice from the Company to all Commitment Parties of such withdrawal, which notice shall be given promptly following the occurrence of such withdrawal and to all Commitment Parties substantially concurrently (such five (5) Business Day period, the “Commitment Party Withdrawal Replacement Period”), to make arrangements for one or more of the Commitment Parties (other than the Withdrawing Commitment Party) to purchase all or any portion of the Available Securities (such purchase, a “Commitment Party Withdrawal Replacement”) on the terms and subject to the conditions set forth in this Agreement (and subject to, if necessary, an allocation of the Available Securities between Rights Offering Shares and Rights Offering Warrants as reasonably determined by the Company and agreed to by the Requisite Commitment Parties in order to maintain Jones Act Compliance and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Securities (such Commitment Parties, the “Withdrawal Replacement Commitment Parties”)). Any such Available Securities purchased by a Withdrawal Replacement Commitment Party shall be included, among other things, in the determination of (x) the Unsubscribed Securities to be purchased by such Withdrawal Replacement Commitment Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Withdrawal Replacement Commitment Party for all purposes hereunder, including the allocations of the Commitment Premium, and (z) the Backstop Commitment of such Withdrawal Replacement Commitment Party for purposes of the definition of Requisite Commitment Parties. If a Commitment Party withdrawal occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Commitment Party Withdrawal Replacement to be completed within the Commitment Party Withdrawal Replacement Period.

(c)     Subject to the Company’s prior written consent (which consent may be granted in its sole discretion), the amount of the Commitment Premium payable by the Company to a Withdrawal Replacement Commitment Party with respect to any Available Securities purchased by such Withdrawal Replacement Commitment Party in a Commitment Party Withdrawal Replacement pursuant to Article IX shall be multiplied by 150%. For the avoidance of doubt, any such increase in the Commitment Premium will result in an overall increase in the Commitment Premium and not in a reallocation from other Commitment Parties.

(d)     Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Securities, unless otherwise agreed by such Commitment Party pursuant to Section 2.2.

Section 9.6     Effect of Termination. (a) Upon termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the Parties; provided, that (i) subject to Section 2.3(c), the obligations of the Debtor to pay the Expense Reimbursement pursuant to Article III, to satisfy its indemnification obligations pursuant to Article VIII and to pay the Termination Fee pursuant to Section 9.6(b) shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in Section 6.4(b), this Section 9.6 and Article X shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 10.10, nothing in this Section 9.6 shall relieve any Party from liability for its gross negligence, willful misconduct or any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(b)     If this Agreement shall be terminated (w) pursuant to Section 9.2(a) (unless such termination is due to (A) a breach by a Commitment Party or (B) termination by a Commitment Party prior to the Final Outside Date other than for a breach by the Company or an action, event or development that would give rise to a payment of the Termination Fee pursuant to this Section 9.6(b) if this Agreement were terminated due to such action, event or development), (b) or (c); (x) by the Company (other than pursuant to Section 9.3(a), (c) (only in the case any such Consenting Noteholder is a Commitment Party hereunder), (d) or (g) (if such termination is caused by a Commitment Party Default)); (y) by the Requisite Commitment Parties pursuant to Section 9.4 (c), (d), (e), (f), (i) (to the extent the Closing Date has not occurred by the Final Outside Date), (j), (k), (l) or (m) (unless such termination is caused by a Commitment Party Default); or (z) by any Commitment Party pursuant to Section 9.5(a)(ii) (unless such termination is caused by a Commitment Party Default) or 9.5(a)(iii) (unless a court determines by a Final Order that such Commitment Party’s termination was unreasonable), then the Debtor shall, promptly after the date of such termination, pay the Termination Fee entirely in cash to the Commitment Parties or their designees in accordance with Section 3.2. The parties acknowledge and agree that the payment of the Termination Fee pursuant to this Section 9.6(b) will constitute liquidated damages. To the extent that all amounts due in respect of the Termination Fee pursuant to this Section 9.6(b) have actually been paid by the Debtor to the Commitment Parties in connection with a termination of this Agreement, the Commitment Parties shall not have any additional recourse against the Debtor for any obligations or liabilities relating to or arising from this Agreement, except for, subject to Section 10.10, liability for willful misconduct or any willful or intentional breach of this Agreement pursuant to Section 9.6(a). Except as expressly set forth in this Section 9.6(b), the Termination Fee shall not be payable upon the termination of this Agreement. The Termination Fee shall, pursuant to the BCA Assumption Order, constitute allowed administrative expenses of the Debtor’s estate under Sections 503(b) and 507 of the Bankruptcy Code.

ARTICLE X

GENERAL PROVISIONS

Section 10.1     Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)           If to the Debtor:

GulfMark Offshore, Inc.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

Attention:     James M. Mitchell

Facsimile:      (713) 369-7386

Email:             james.mitchell@gulfmark.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:     Gary Holtzer

       Ted Waksman

Facsimile:      (212) 310-8007

Email:            gary.holtzer@weil.com

   ted.waksman@weil.com

(b)         If to the Commitment Parties (or to any of them) or any other Person to which notice is to be delivered hereunder, to the address set forth opposite each such Commitment Party’s name on Schedule 3, with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
Attn: Evan Fleck
28 Liberty Street
New York, New York 10005
Tel:         (212) 530-5567
Fax:         (212) 822-5567
Email:     efleck@milbank.com

Section 10.2     Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Requisite Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Section 2.3 or Section 2.6 and any purported assignment in violation of this Section 10.2 shall be void ab initio and of no force or effect. Except as expressly provided in Article VIII with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 10.3     Prior Negotiations; Entire Agreement. (a) This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the Parties and the RSA (including the Term Sheet) will each continue in full force and effect in accordance with their terms.

(b)     Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.

Section 10.4     Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (A) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND (B) TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO THE ADDRESS OF THE RECIPIENT SET FORTH IN SECTION 10.1 SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.5     Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.6     Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart. Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature.

Section 10.7     Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument signed by the Company and the Requisite Commitment Parties; provided, that (a) any Commitment Party’s prior written consent shall be required for any amendment that would, directly or indirectly: (i) modify such Commitment Party’s Backstop Commitment Percentage, (ii) increase the applicable Purchase Price to be paid in respect of the Unsubscribed Securities, or (iii) have a materially adverse and disproportionate effect on such Commitment Party and (b) the prior written consent of each Commitment Party shall be required for any amendment that would, directly or indirectly modify the Rights Offering Amount, a Significant Term, the definition “Significant Term” and this Section 10.7. Notwithstanding the foregoing, Schedule 1 shall be revised as necessary without requiring a written instrument signed by the Company and the Requisite Commitment Parties to reflect conforming changes in the composition of the Backstop Parties and Backstop Commitment Percentages as a result of Transfers permitted and consummated in compliance with the terms and conditions of this Agreement. The terms and conditions of this Agreement (other than the conditions set forth in Sections 7.1 and 7.3, the waiver of which shall be governed solely by Article VII) may be waived (A) by the Debtor only by a written instrument executed by the Company and (B) by the Requisite Commitment Parties only by a written instrument executed by the Requisite Commitment Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 10.8     Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.9     Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10     Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

Section 10.11     No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity, (d) no Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities, and (e) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Securities or Backstop Commitment Percentage of its Backstop Commitment.

Section 10.12     Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, it being understood that nothing in this Section 10.12 shall prohibit any Party from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Chapter 11 Case.

Section 10.13     Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Case (other than a Legal Proceeding to approve or enforce the terms of this Agreement). The Parties agree that any valuations of the Company’s assets or estates, whether implied or otherwise, arising from this Agreement shall not be binding for any other purpose, including determining recoveries under the Plan, and that this Agreement does not limit the Parties’ rights regarding valuation in the Chapter 11 Case.

Section 10.14     No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 10.14 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments.  For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

Section 10.15     Severability. In the event that any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin V. Kneen
Name: Quintin V. Kneen
Title: President & Chief Executive Officer

[Signature Page to Backstop Commitment Agreement]

CANYON CAPITAL ADVISORS LLC, on behalf of its participating clients

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

[Signature Page to Backstop Commitment Agreement]

Raging Capital Fund (QP), LP – a U.S. domiciled limited partnership

By:	/s/ Frederick C. Wasch
Name: Frederick C. Walsh
Title: Chief Financial Officer
Raging Capital Management, LLC
General Partner of Raging Capital
Fund (QP), LP

and

Raging Capital Offshore Fund, Ltd. – a Cayman domiciled corporation

By:	/s/ Frederick C. Wasch
Name: Frederick C. Wasch
Title: Chief Financial Officer
Raging Capital Management, LLC
Investment Manager of Raging
Capital Offshore Fund (QP), Ltd.

[Signature Page to Backstop Commitment Agreement]

SOLA Ltd

By:	/s/ Scott Martin
Name: Scott Martin
Title: Partner

and

Solus Opportunities Fund 5 LP

By:	/s/ Scott Martin
Name: Scott Martin
Title: Partner

and

Ultra Ltd

By:	/s/ Scott Martin
Name: Scott Martin
Title: Partner

[Signature Page to Backstop Commitment Agreement]

TIAA Global Public Investments, LLC- Series HY By: Teachers Insurance and Annuity Association of America, its sole member

By:	/s/ Ji Min Shin
Name: Ji Min Shin
Title: Director

and

TIAA – CREF Funds – TIAA-CREF High-Yield Fund By: Teachers Advisors, LLC, its investment adviser

By:	/s/ Ji Min Shin
Name: Ji Min Shin
Title: Director

and

TIAA – CREF Funds – TIAA-CREF Bond Plus Fund By: Teachers Advisors, LLC, its investment adviser

By:	/s/ Ji Min Shin
Name: Ji Min Shin
Title: Director

[Signature Page to Backstop Commitment Agreement]

 \

Q5-R5 TRADING, LTD By: Q Global Capital Management, L.P., as Investment Manager By: Q Global Advisors, LLC, its General Partner

By:	/s/ Noel Nesser
Name: Noel Nesser
Title: Treasurer

[SIGNATURE PAGE TO BACKSTOP COMMITMENT AGREEMENT]

EXHIBIT A-1 – FORM OF 1145 RIGHTS OFFERING PROCEDURES

GULFMARK OFFSHORE, INC. (THE “COMPANY”)

1145 RIGHTS OFFERING PROCEDURES

Each of the 1145 Rights Offering Securities (as defined below) is being distributed and issued by the Debtor without registration under the Securities Act of 1933, as amended (the “Securities Act”)[1], in reliance upon the exemption provided in Section 1145 of the Bankruptcy Code. None of the 1145 Subscription Rights (as defined below) or the 1145 Rights Offering Securities issuable upon exercise of such rights distributed pursuant to these 1145 Rights Offering Procedures have been or will be registered under the Securities Act, nor any state or local law requiring registration for the offer and sale of a security.

The 1145 Subscription Rights are not detachable from the Notes or the allowed Unsecured Notes Claim(s) and may not be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the 1145 Subscription Rights, the 1145 Rights Offering Shares or the 1145 Rights Offering Warrants) (each of the above, a “Transfer”). If the Notes or any portion of allowed Unsecured Notes Claim(s) is or has been Transferred after the Record Date by an 1145 Eligible Holder, the corresponding 1145 Subscription Rights will be cancelled automatically, and neither such 1145 Eligible Holder nor the transferee of such allowed Unsecured Notes Claim(s) will receive any 1145 Rights Offering Securities in connection with such transferred Notes or allowed Unsecured Notes Claim(s).

The Disclosure Statement (as defined below) has previously been distributed in connection with the Debtor’s solicitation of votes to accept or reject the Plan (as defined below) and that document sets forth important information, including risk factors, that should be carefully read and considered by each 1145 Eligible Holder (as defined below) prior to making a decision to participate in the 1145 Rights Offering. Additional copies of the Disclosure Statement are available upon request from Prime Clerk LLC (the “Rights Offering Subscription Agent”).

The 1145 Rights Offering is being conducted by the Company on behalf of the reorganized Company in good faith and in compliance with the Bankruptcy Code. In accordance with Section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

1  Terms used and not defined herein shall have the meaning assigned to them in the [Chapter 11 Plan of Reorganization of GulfMark Offshore, Inc.] (as may be amended, modified, or supplemented from time to time, the “Plan”).

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1145 Eligible Holders should note the following times relating to the 1145 Rights Offering:

Date	Calendar Date	Event
Record Date	[●], 2017	The date fixed by the Company for the determination of the holders eligible to participate in the 1145 Rights Offering.

Subscription Commencement Date	[●], 2017	Commencement of the 1145 Rights Offering.

Subscription Expiration Deadline	[● p.m.] [New York City time] on [●], 2017[2]

The deadline for 1145 Eligible Holders to subscribe for 1145 Rights Offering Securities. An 1145 Eligible Holder’s applicable 1145 Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Requisite Documentation (as defined below)) must be received by the 1145 Eligible Holder’s Nominee (as defined below) in sufficient time to allow such Nominee to deliver the Master 1145 Subscription Form to the Rights Offering Subscription Agent by the Subscription Expiration Deadline.

1145 Eligible Holders who are not Commitment Parties must deliver the aggregate Purchase Price (as defined below) by the Subscription Expiration Deadline.

1145 Eligible Holders who are Commitment Parties must deliver the aggregate Purchase Price no later than the deadline specified in the Funding Notice (as defined below) in accordance with the terms of the Backstop Commitment Agreement (the “GulfMark Backstop Agreement”).

2 15 BDs after the Subscription Commencement Date.

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To 1145 Eligible Holders and Nominees of 1145 Eligible Holders:

On [●], 2017, the Debtor filed the Plan with the United States Bankruptcy Court for the District of Delaware, and the [Disclosure Statement for the Chapter 11 Plan of Reorganization of GulfMark Offshore, Inc. (as may be amended from time to time in accordance with its terms, the “Disclosure Statement”)]. Pursuant to the Plan, each holder of an allowed Unsecured Notes Claim as of the Record Date (each such holder, an “1145 Eligible Holder”) has a right to participate in the 1145 Rights Offering in accordance with the terms and conditions of these 1145 Rights Offering Procedures.

Pursuant to the Plan, each 1145 Eligible Holder is entitled to rights to subscribe for its pro rata portion of the 1145 Rights Offering of those certain shares of Class A common stock issued by the reorganized Company (the “1145 Rights Offering Shares”), or to ensure compliance with the Jones Act (as discussed below and in the Disclosure Statement), warrants in lieu of such 1145 Rights Offering Shares (the “1145 Rights Offering Warrants,” together with the 1145 Rights Offering Shares, the “1145 Rights Offering Securities”), in an aggregate amount of $[●], provided that it timely and properly executes and delivers its applicable 1145 Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Requisite Documentation) to its Nominee in advance of the Subscription Expiration Deadline. Each such Nominee will receive a Master 1145 Subscription Form which it shall use to summarize the 1145 Subscription Rights exercised by each 1145 Eligible Holder that timely returns the applicable properly filled out 1145 Beneficial Holder Subscription Form(s) to such Nominee. 1145 Beneficial Holder Subscription Forms should not be returned directly to the Rights Offering Subscription Agent because no beneficial holders hold their Unsecured Notes Claim directly on the books of the indenture trustee.

Please note that all 1145 Beneficial Holder Subscription Forms (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Requisite Documentation) must be returned to the applicable Nominee in sufficient time to allow such Nominee to process and deliver the Master 1145 Subscription Form and copies of all 1145 Beneficial Holder Subscription Forms, and the accompanying IRS Forms and Requisite Documentation prior to the Subscription Expiration Deadline. To the extent of any discrepancy between the Master 1145 Subscription Form and the 1145 Beneficial Holder Subscription Form(s) regarding the 1145 Eligible Holder’s principal amount, the Master 1145 Subscription Form shall govern. While the amount of time necessary for a Nominee to process and deliver the Master 1145 Subscription Form to the Rights Offering Subscription Agent will vary from Nominee to Nominee, 1145 Eligible Holders are urged to consult with their Nominees to determine the necessary deadline to return their 1145 Beneficial Holder Subscription Forms. Failure to submit such 1145 Beneficial Holder Subscription Forms on a timely basis will result in forfeiture of an 1145 Eligible Holder’s rights to participate in the 1145 Rights Offering. None of the Company, the Rights Offering Subscription Agent or any of the Commitment Parties will have any liability for any such failure.

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No 1145 Eligible Holder shall be entitled to participate in the 1145 Rights Offering unless the aggregate Purchase Price (as defined below) for the 1145 Rights Offering Securities it subscribes for is received by the Rights Offering Subscription Agent (i) in the case of an 1145 Eligible Holder that is not a Commitment Party, by the Subscription Expiration Deadline, and (ii) in the case of an 1145 Eligible Holder that is a Commitment Party, no later than the deadline specified in a written notice (a “Funding Notice”) delivered by or on behalf of the Debtor to the Commitment Parties in accordance with Section 2.4 of the GulfMark Backstop Agreement (the “Backstop Funding Deadline”), provided that the Commitment Parties may deposit their aggregate Purchase Price in the Subscription Account (as defined below), in accordance with the terms of the GulfMark Backstop Agreement. No interest is payable on any advanced funding of the Purchase Price. If the 1145 Rights Offering is terminated for any reason, the aggregate Purchase Price previously received by the Rights Offering Subscription Agent will be returned to 1145 Eligible Holders as provided in Section 6 hereof. No interest will be paid on any returned Purchase Price. Any 1145 Eligible Holder who is not a Commitment Party submitting payment via its Nominee must coordinate such payment with its Nominee in sufficient time to allow the Nominee to forward such payment to the Rights Offering Subscription Agent by the Subscription Expiration Deadline.

Jones Act Limitations

Certain of the Debtor’s operations are conducted in the U.S. coastwise trade and are governed by the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapters 121 and 551 and known collectively as the “Jones Act” and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration and their practices enforcing, administering, and interpreting such laws, statutes, rules, and regulations, in each case as amended or supplemented from time to time. The Jones Act restricts waterborne transportation of goods and passengers between points in the United States to vessels owned and controlled by “citizens of the United States” within the meaning of the Jones Act (such a person, a “U.S. Citizen”). The Debtor could lose its privilege of owning and operating vessels in the Jones Act trade if non-U.S. Citizens were to own or control, in the aggregate, more than 25% of any class or series of the equity interests in the Company. Furthermore, to comply with the Jones Act, the Company’s Certificate of Incorporation will provide that non-U.S. Citizens in the aggregate may not own more than 24% of the Common Shares to be issued and outstanding as of the Effective Date. Therefore, in order to ensure that at least 76% of the Company’s equity interests will be owned by U.S. Citizens, the allocation of 1145 Rights Offering Shares and 1145 Rights Offering Warrants will be determined by the priority order set forth in the Plan such that 1145 Rights Offering Warrants will be issued in lieu of 1145 Rights Offering Shares to non-U.S. Citizens to ensure compliance with the Jones Act.

In all cases, an Eligible Holder (or its Nominee) that provides an Affidavit of United States Citizenship (the “Affidavit of Citizenship”) in the form provided with these 1145 Rights Offering Procedures and any other documentation as the Company deems advisable to fulfill the purpose or implement the provisions of its Certificate of Incorporation in order to maintain compliance with the Jones Act (the “Requisite Documentation”) and that is determined by the Company in its reasonable discretion to be a U.S. Citizen shall receive 1145 Rights Offering Shares as set forth in the Disclosure Statement and the Plan; provided, that the Company may in its reasonable discretion, in consultation with the Requisite Commitment Parties, request a bring-down confirmation of an Affidavit of Citizenship from an Eligible Holder whose original Affidavit of Citizenship was not executed within the thirty (30) calendar days immediately preceding the request. The maximum aggregate percentage of 1145 Rights Offering Shares that will be issued to non-U.S. Citizens and any Persons that fail to deliver the Requisite Documentation, pursuant to the allocation set forth in the Plan shall be 24%.

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In order to participate in the 1145 Rights Offering, an 1145 Eligible Holder (or its Nominee) must complete all of the steps outlined below. If all of the steps outlined below are not completed by the Subscription Expiration Deadline or the Backstop Funding Deadline, as applicable, an 1145 Eligible Holder shall be deemed to have forever and irrevocably relinquished and waived its right to participate in the 1145 Rights Offering.

1.	1145 Rights Offering

1145 Eligible Holders have the right, but not the obligation, to participate in the 1145 Rights Offering. 1145 Eligible Holders shall receive rights to subscribe for their pro rata portion of the 1145 Rights Offering Securities.

Subject to the terms and conditions set forth in the Plan and these 1145 Rights Offering Procedures, each 1145 Eligible Holder is entitled to subscribe for up to [●] 1145 Rights Offering Shares per $1,000 of Principal Amount of the 6.375% Unsecured Notes due 2022. To ensure that the Company remains a U.S. Citizen in compliance with the Jones Act, as discussed above, 1145 Rights Offering Warrants may be issued in lieu of 1145 Rights Offering Shares, based on the priority order set forth in the Plan. Subscriptions will be made at a purchase price of $[●] per 1145 Rights Offering Share (the “1145 Rights Offering Common Share Purchase Price”) and a purchase price of $[●] per 1145 Rights Offering Warrant (the “1145 Rights Offering Warrant Purchase Price,” and together with the 1145 Rights Offering Common Share Purchase Price, the “Purchase Price”).

There will be no over-subscription privilege in the 1145 Rights Offering. Any 1145 Rights Offering Shares that are unsubscribed by the 1145 Eligible Holders entitled thereto will not be offered to other 1145 Eligible Holders but will be purchased by the applicable Commitment Parties in accordance with the GulfMark Backstop Agreement. Subject to the terms and conditions of the GulfMark Backstop Agreement, each Commitment Party is obligated to purchase its pro rata portion of the Unsubscribed Securities.

Any 1145 Eligible Holder that subscribes for 1145 Rights Offering Securities and is deemed to be an “underwriter” under Section 1145(b) of the Bankruptcy Code will be subject to restrictions under the Securities Act on its ability to resell those securities. Resale restrictions are discussed in more detail in Article [●] of the Disclosure Statement, entitled “[●].”

SUBJECT TO THE TERMS AND CONDITIONS OF THE 1145 RIGHTS OFFERING PROCEDURES AND THE GULFMARK BACKSTOP AGREEMENT IN THE CASE OF ANY COMMITMENT PARTY, ALL SUBSCRIPTIONS SET FORTH IN THE 1145 BENEFICIAL HOLDER SUBSCRIPTION FORM(S) ARE IRREVOCABLE.

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2.	Subscription Period

The 1145 Rights Offering will commence on the Subscription Commencement Date and will expire at the Subscription Expiration Deadline. Each 1145 Eligible Holder intending to purchase 1145 Rights Offering Securities in the 1145 Rights Offering must affirmatively elect to exercise its 1145 Subscription Rights in the manner set forth in the Subscription Form by the Subscription Expiration Deadline.

Any exercise of 1145 Subscription Rights by an 1145 Eligible Holder after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Rights Offering Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored, except that the Company shall have the discretion, with the consent of the Requisite Commitment Parties, to allow any exercise of 1145 Subscription Rights after the Subscription Expiration Deadline.

The Subscription Expiration Deadline may be extended with the consent of the Requisite Commitment Parties, or as required by law.

3.	Delivery of Subscription Documents

Each 1145 Eligible Holder may exercise all or any portion of such 1145 Eligible Holder’s 1145 Subscription Rights, but subject to the terms and conditions contained herein. In order to facilitate the exercise of the 1145 Subscription Rights, beginning on the Subscription Commencement Date, the 1145 Subscription Form and these 1145 Rights Offering Procedures will be sent to the Nominees of each 1145 Eligible Holder, with instructions for such Nominees to forward the 1145 Subscription Form and these 1145 Rights Offering Procedures to the 1145 Eligible Holder, together with appropriate instructions for the proper completion, due execution and timely delivery of the executed 1145 Subscription Form and the payment of the applicable aggregate Purchase Price for its 1145 Rights Offering Securities.

4.	Exercise of 1145 Subscription Rights

(a)	In order to validly exercise its 1145 Subscription Rights, each 1145 Eligible Holder that is not a Commitment Party must:

i.

return duly completed and executed 1145 Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Requisite Documentation) to its Nominee so that such documents may be transmitted to the Rights Offering Subscription Agent by the Nominee, so that such documents are actually received by the Rights Offering Subscription Agent by the Subscription Expiration Deadline; and

ii.

at the same time it returns its 1145 Beneficial Holder Subscription Form(s) to its Nominee, but in no event later than the Subscription Expiration Deadline, pay, or arrange for the payment by its Nominee of, the applicable Purchase Price to the Rights Offering Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in the 1145 Beneficial Holder Subscription Form(s).

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(b)     In order to validly exercise its 1145 Subscription Rights, each 1145 Eligible Holder that is a Commitment Party must:

i.

return duly completed and executed applicable 1145 Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Requisite Documentation) to its Nominee so that such documents may be transmitted to the Rights Offering Subscription Agent by the Nominee, so that such documents are actually received by the Rights Offering Subscription Agent by the Subscription Expiration Deadline; and

ii.

no later than the Backstop Funding Deadline, pay the applicable Purchase Price to the account established and maintained by a third party satisfactory to the Commitment Parties, which account may be an escrow account pursuant to Section 2.4(b) of the GulfMark Backstop Agreement (the “Subscription Account”), by wire transfer ONLY of immediately available funds in accordance with the wire instructions included in the Funding Notice.

ALL COMMITMENT PARTIES MUST PAY THEIR APPLICABLE PURCHASE PRICE DIRECTLY TO THE SUBSCRIPTION ACCOUNT AND SHOULD NOT PAY THEIR NOMINEE(S).

(c)

With respect to 4(a) and (b) above, each 1145 Eligible Holder must duly complete, execute and return the applicable 1145 Beneficial Holder Subscription Form(s) in accordance with the instructions herein to its Nominee in sufficient time to allow its Nominee to process its instructions and deliver to the Rights Offering Subscription Agent the Master 1145 Subscription Form, its completed 1145 Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable), and, solely with respect to the 1145 Eligible Holders that are not Commitment Parties, payment of the applicable Purchase Price, payable for the 1145 Rights Offering Securities elected to be purchased by such 1145 Eligible Holder, by the Subscription Expiration Deadline. 1145 Eligible Holders that are Commitment Parties must deliver their payment of the applicable Purchase Price payable for the 1145 Rights Offering Securities elected to be purchased by such Commitment Party directly to the Subscription Account no later than the Backstop Funding Deadline.

(d)

In the event that the funds received by the Rights Offering Subscription Agent or the Subscription Account, as applicable, from any 1145 Eligible Holder do not correspond to the Purchase Price payable for the 1145 Rights Offering Securities elected to be purchased by such 1145 Eligible Holder, the number of the 1145 Rights Offering Securities deemed to be purchased by such 1145 Eligible Holder will be the lesser of (a) the number of the 1145 Rights Offering Securities elected to be purchased by such 1145 Eligible Holder and (b) a number of the 1145 Rights Offering Securities determined by dividing the amount of the funds received by the Purchase Price, in each case up to such 1145 Eligible Holder’s pro rata portion of 1145 Rights Offering Securities. If, as a result of an allocation of 1145 Rights Offering Warrants in lieu of 1145 Rights Offering Shares, the funds received from any 1145 Eligible Holder are greater than the Purchase Price payable for the 1145 Rights Offering Securities to be purchased by such 1145 Eligible Holder because of a pricing differential between the 1145 Rights Offering Shares and 1145 Rights Offering Warrants, then the excess funds will be repaid to such 1145 Eligible Holder, provided that such excess funds are greater than $100 after accounting for all applicable transaction costs.

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(e)

The cash paid to the Rights Offering Subscription Agent in accordance with these 1145 Rights Offering Procedures will be deposited and held by the Rights Offering Subscription Agent in a segregated account until released to the Debtor in connection with the settlement of the 1145 Rights Offering on the Effective Date. The Rights Offering Subscription Agent may not use such cash for any other purpose prior to the Effective Date and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Rights Offering Subscription Agent hereunder shall not be deemed part of the Debtor’s bankruptcy estates.

5.	Transfer Restriction; Revocation

The 1145 Subscription Rights are not detachable from the Notes or the allowed Unsecured Notes Claim(s) and may not be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the 1145 Subscription Rights, the 1145 Rights Offering Shares or the 1145 Rights Offering Warrants) (each of the above, a “Transfer”). If the Notes or any portion of allowed Unsecured Notes Claim(s) is or has been Transferred after the Record Date by an 1145 Eligible Holder, the corresponding 1145 Subscription Rights will be cancelled automatically, and neither such 1145 Eligible Holder nor the transferee of such allowed Unsecured Notes Claim(s) will receive any 1145 Rights Offering Securities in connection with such transferred Notes or allowed Unsecured Notes Claim(s).

Once an 1145 Eligible Holder has properly exercised its 1145 Subscription Rights, subject to the terms and conditions contained in these 1145 Rights Offering Procedures and the GulfMark Backstop Agreement in the case of any Commitment Party, such exercise will be irrevocable.

6.	Termination/Return of Payment

Unless the Effective Date has occurred, the 1145 Rights Offering will be deemed automatically terminated without any action of any party upon the earlier of (i) termination of the Plan or rejection of the Plan by all classes entitled to vote, (ii) termination of the Restructuring Support Agreement in accordance with its terms, (iii) termination of the GulfMark Backstop Agreement in accordance with its terms and (iv) the Outside Date (as defined in the GulfMark Backstop Agreement) (as such date may be extended pursuant to the terms of the GulfMark Backstop Agreement). In the event the 1145 Rights Offering is terminated, any payments received pursuant to these 1145 Rights Offering Procedures will be returned, without interest, to the applicable 1145 Eligible Holder as soon as reasonably practicable, but in any event, within six (6) Business Days after the date of termination.

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7.	Settlement of the 1145 Rights Offering and Distribution of the 1145 Rights Offering Securities

The settlement of the 1145 Rights Offering is conditioned on confirmation of the Plan by the Bankruptcy Court, compliance by the Debtor with these 1145 Rights Offering Procedures, and the simultaneous occurrence of the Effective Date. The Debtor intends that the 1145 Rights Offering Securities will be issued to the 1145 Eligible Holders and/or to any party that an 1145 Eligible Holder so designates in the 1145 Beneficial Holder Subscription Form(s), in book-entry form, and that DTC, or its nominee, will be the holder of record of such 1145 Rights Offering Securities. To the extent DTC is unwilling or unable to make the 1145 Rights Offering Securities eligible on the DTC system, the 1145 Rights Offering Securities will be issued directly to the 1145 Eligible Holder or its designee. For the avoidance of doubt, any such 1145 Eligible Holder, and not a designee, shall remain responsible for the exercise and payment of its 1145 Subscription Rights.

8.	Fractional Shares

No fractional rights or 1145 Rights Offering Securities will be issued in the 1145 Rights Offering. All share allocations (including each 1145 Eligible Holder’s 1145 Rights Offering Securities) will be calculated and rounded down to the nearest whole share.

9.	Validity of Exercise of 1145 Subscription Rights and Delivery of 1145 Rights Offering Materials

All questions concerning the timeliness, viability, form and eligibility of any exercise of 1145 Subscription Rights will be determined in good faith by the Debtor in consultation with the Requisite Commitment Parties, and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Debtor, with the consent of the Requisite Commitment Parties, may waive or reject any defect or irregularity in, or permit such defect or irregularity to be corrected within such time as they may determine in good faith, the purported exercise of any 1145 Subscription Rights. Subscription Forms will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtor determines in good faith with the consent of the Requisite Commitment Parties.

Before exercising any 1145 Subscription Rights, 1145 Eligible Holders should read the Disclosure Statement and the Plan for information relating to the Debtor and the risk factors to be considered.

All calculations, including, to the extent applicable, the calculation of (a)(i) the value of any 1145 Eligible Holder’s allowed Unsecured Notes Claims for the purposes of the 1145 Rights Offering and (ii) any 1145 Eligible Holder’s 1145 Rights Offering Securities, shall be made in good faith by the Company with the consent of the Requisite Commitment Parties and in each case in accordance with any Claim amounts included in the Plan, and any disputes regarding such calculations shall be subject to a final and binding determination by the Bankruptcy Court.

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Delivery by the Rights Offering Subscription Agent of the 1145 Subscription Form and these 1145 Rights Offering Procedures to the Nominees reflected on the securities position report provided by DTC as of the Record Date (with instructions to forward such documents to the Nominees’ 1145 Eligible Holder clients) shall constitute valid and sufficient delivery of such documents, and satisfy the obligations of the Rights Offering Subscription Agent with respect thereto. Nominees may utilize an agent to distribute the 1145 Subscription Form and these 1145 Rights Offering Procedures to their client 1145 Eligible Holders and seek reasonable reimbursement of the costs associated therewith by submitting a timely invoice to the Rights Offering Subscription Agent.

10.	Modification of Procedures

With the prior written consent of the Requisite Commitment Parties, the Debtor reserves the right to modify these 1145 Rights Offering Procedures, or adopt additional procedures consistent with these 1145 Rights Offering Procedures to effectuate the 1145 Rights Offering and to issue the 1145 Rights Offering Securities, provided, however, that the Debtor shall provide prompt written notice to each 1145 Eligible Holder of any material modification to these 1145 Rights Offering Procedures made after the Subscription Commencement Date, provided further that any amendments or modifications to the terms of the 1145 Rights Offerings are subject to the provisions of Section 10.7 of the GulfMark Backstop Agreement. In so doing, and subject to the consent of the Requisite Commitment Parties, the Debtor may execute and enter into agreements and take further action that the Debtor determines in good faith is necessary and appropriate to effectuate and implement the 1145 Rights Offering and the issuance of the 1145 Rights Offering Securities.

11.	Inquiries And Transmittal of Documents; Rights Offering Subscription Agent

The 1145 Rights Offering Instructions for 1145 Eligible Holders attached hereto should be carefully read and strictly followed by the 1145 Eligible Holders.

Questions relating to the 1145 Rights Offering should be directed to the Rights Offering Subscription Agent via email to gulfmarksubscription@primeclerk.com (please reference “GulfMark 1145 Rights Offering” in the subject line) or at the following applicable phone number: (844) 822-9230 (domestic) or (347) 338-6503 (international).

The risk of non-delivery of all documents and payments to the Rights Offering Subscription Agent, the Subscription Account and any Nominee is on the 1145 Eligible Holder electing to exercise its 1145 Subscription Rights and not the Debtor, the Rights Offering Subscription Agent, or the Commitment Parties.

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GULFMARK OFFSHORE, INC.

1145 RIGHTS OFFERING INSTRUCTIONS FOR 1145 ELIGIBLE HOLDERS

Terms used and not defined herein shall have the meaning assigned to them in the Plan.

To elect to participate in the 1145 Rights Offering, you must follow the instructions set out below:

1.

Insert the principal amount of the allowed Unsecured Notes Claims that you held as of the Record Date in Item 1 of your 1145 Beneficial Holder Subscription Form(s) (if you do not know such amount, please contact your Nominee immediately).

2.

Complete the calculation in Item 2a of your 1145 Beneficial Holder Subscription Form(s), which calculates the maximum number of 1145 Rights Offering Securities available for you to purchase. Such amount must be rounded down to the nearest whole share.

3.

Complete the calculation in Item 2b of your 1145 Beneficial Holder Subscription Form(s) to indicate the number of 1145 Rights Offering Securities that you elect to purchase and calculate the aggregate Purchase Price for the 1145 Rights Offering Securities that you elect to purchase.

4.

Confirm whether you are a Commitment Party pursuant to the representation in Item 3 of your 1145 Beneficial Holder Subscription Form(s). (This section is only for Commitment Parties, each of whom is aware of their status as a Commitment Party).

5.

Read, complete and sign the certification in Item 5 of your 1145 Beneficial Holder Subscription Form(s). Such execution shall indicate your acceptance and approval of the terms and conditions set forth in these 1145 Rights Offering Procedures.

6.

Read, complete and sign an IRS Form W-9 if you are a U.S. person. If you are a non-U.S. person, read, complete and sign an appropriate IRS Form W-8. These forms may be obtained from the IRS at its website: www.irs.gov.

7.

Read, complete and sign, if you are a U.S. Citizen, the attached Affidavit of Citizenship. If you do not return an Affidavit of Citizenship, you will be treated as a non-U.S. Citizen for all purposes relevant to the Company’s compliance with the Jones Act.

8.

Return your signed 1145 Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and, if applicable, your Affidavit of Citizenship, to your Nominee in sufficient time to allow your Nominee to process your instructions and prepare and deliver the Master 1145 Subscription Form to the Rights Offering Subscription Agent by the Subscription Expiration Deadline.

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9.

Arrange for full payment of the aggregate Purchase Price by wire transfer of immediately available funds, calculated in accordance with Item 2b of your 1145 Beneficial Holder Subscription Form(s). For 1145 Eligible Holders that are not Commitment Parties, please instruct your Nominee to coordinate payment of the Purchase Price and transmit and deliver such payment to the Rights Offering Subscription Agent by the Subscription Expiration Deadline. The Nominee of an 1145 Eligible Holder that is not a Commitment Party should follow the payment instructions as provided in the Master 1145 Subscription Form. Any Commitment Party should follow the payment instructions that will be provided in the Funding Notice.

The Subscription Expiration Deadline is [●] [p.m.] [New York City time] on [●], 2017.

Please note that the 1145 Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) and, if applicable, your Affidavit of Citizenship, must be received by your broker, bank, commercial bank, transfer agent, trust company, dealer, or other agent or nominee (as applicable, the “Nominee”) in sufficient time to allow such Nominee to process and deliver the Master 1145 Subscription Form to the Rights Offering Subscription Agent, by the Subscription Expiration Deadline, along with the appropriate funding (with respect to 1145 Eligible Holders that are not Commitment Parties) or the subscription represented by your applicable 1145 Beneficial Holder Subscription Form(s) will not be counted and you will be deemed forever to have relinquished and waived your right to participate in the 1145 Rights Offering.

1145 Eligible Holders that are Commitment Parties must deliver the appropriate funding directly to the Subscription Account pursuant to the Funding Notice no later than the Backstop Funding Deadline.

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EXHIBIT A-2 – FORM OF 4(a)(2) RIGHTS OFFERING PROCEDURES

GULFMARK OFFSHORE, INC. (THE “COMPANY”)

4(a)(2) RIGHTS OFFERING PROCEDURES

Each of the 4(a)(2) Rights Offering Securities (as defined below) is being distributed and issued by the Debtor without registration under the Securities Act of 1933, as amended (the “Securities Act”)[1], in reliance upon the exemption provided by Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. None of the 4(a)(2) Subscription Rights (as defined below) or the 4(a)(2) Rights Offering Securities issuable upon exercise of such rights distributed pursuant to these 4(a)(2) Rights Offering Procedures have been or will be registered under the Securities Act, nor any state or local law requiring registration for the offer and sale of a security.

The 4(a)(2) Subscription Rights are not detachable from the Notes or the allowed Unsecured Notes Claim(s) and may not be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the 4(a)(2) Subscription Rights, the 4(a)(2) Rights Offering Shares or the 4(a)(2) Rights Offering Warrants) (each of the above, a “Transfer”). If the Notes or any portion of an allowed Unsecured Notes Claim(s) is or has been Transferred after the Record Date by a 4(a)(2) Eligible Holder, the corresponding 4(a)(2) Subscription Rights will be cancelled automatically, and neither such 4(a)(2) Eligible Holder nor the transferee of such allowed Unsecured Notes Claim(s) will receive any 4(a)(2) Rights Offering Securities in connection with such transferred Notes or allowed Unsecured Notes Claim(s).

The Disclosure Statement (as defined below) has previously been distributed in connection with the Debtor’s solicitation of votes to accept or reject the Plan (as defined below) and that document sets forth important information, including risk factors, that should be carefully read and considered by each 4(a)(2) Eligible Holder (as defined below) prior to making a decision to participate in the 4(a)(2) Rights Offering. Additional copies of the Disclosure Statement are available upon request from Prime Clerk LLC (the “Rights Offering Subscription Agent”).

None of the 4(a)(2) Rights Offering Securities has been registered under the Securities Act, nor any state or local law requiring registration for the offer or sale of a security, and no 4(a)(2) Rights Offering Securities may be sold or Transferred absent registration under the Securities Act or pursuant to an exemption from registration under the Securities Act.

1  Terms used and not defined herein shall have the meaning assigned to them in the [Chapter 11 Plan of Reorganization of GulfMark Offshore, Inc.] (as may be amended, modified, or supplemented from time to time, the “Plan”).

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Each of the 4(a)(2) Rights Offering Securities issued upon exercise of a 4(a)(2) Subscription Right, and each book entry position or certificate issued in exchange for or upon the Transfer, sale or assignment of any such 4(a)(2) Rights Offering Security, shall be deemed to contain or be stamped or otherwise imprinted with, as applicable, a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [ISSUANCE DATE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEPMPTION FROM REGISTRATION THEREUNDER.”

The 4(a)(2) Rights Offering is being conducted by the Company on behalf of the reorganized Company in good faith and in compliance with the Bankruptcy Code. In accordance with Section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

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4(a)(2) Eligible Holders should note the following times relating to the 4(a)(2) Rights Offering:

Date	Calendar Date	Event
Record Date	[●], 2017	The date fixed by the Company for the determination of the holders eligible to participate in the 4(a)(2) Rights Offering.

Subscription Commencement Date	[●], 2017	Commencement of the 4(a)(2) Rights Offering.

Subscription Expiration Deadline	[● p.m.] [New York City time] on [●], 2017[2]

The deadline for 4(a)(2) Eligible Holders to subscribe for 4(a)(2) Rights Offering Securities. A 4(a)(2) Eligible Holder’s applicable 4(a)(2) Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Requisite Documentation (as defined below)) must be received by the 4(a)(2) Eligible Holder’s Nominee (as defined below) in sufficient time to allow such Nominee to deliver the Master 4(a)(2) Subscription Form to the Rights Offering Subscription Agent by the Subscription Expiration Deadline.

4(a)(2) Eligible Holders who are not Commitment Parties must deliver the aggregate Purchase Price (as defined below) by the Subscription Expiration Deadline.

4(a)(2) Eligible Holders who are Commitment Parties must deliver the aggregate Purchase Price no later than the deadline specified in the Funding Notice (as defined below) in accordance with the terms of the Backstop Commitment Agreement (the “GulfMark Backstop Agreement”).

2 15 BDs after the Subscription Commencement Date.

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To 4(a)(2) Eligible Holders and Nominees of 4(a)(2) Eligible Holders:

On [●], 2017, the Debtor filed the Plan with the United States Bankruptcy Court for the District of Delaware, and the [Disclosure Statement for the Chapter 11 Plan of Reorganization of GulfMark Offshore, Inc. (as may be amended from time to time in accordance with its terms, the “Disclosure Statement”)]. Pursuant to the Plan, each holder of an allowed Unsecured Notes Claim as of the Record Date that is an “accredited investor” (as defined in Rule 501(a) promulgated under Regulation D under the Securities Act) (an “Accredited Investor”) and that is acquiring the 4(a)(2) Rights Offering Securities for its own account (a “4(a)(2) Eligible Holder”) has a right to participate in the 4(a)(2) Rights Offering in accordance with the terms and conditions of these 4(a)(2) Rights Offering Procedures. Only holders of allowed Unsecured Notes Claims that timely and validly complete and return the Accredited Investor Questionnaire included as Exhibit A to the 4(a)(2) Beneficial Holder Subscription Form may participate in the 4(a)(2) Rights Offering of the 4(a)(2) Rights Offering Securities.

Pursuant to the Plan, each 4(a)(2) Eligible Holder that has timely and validly completed and returned the Accredited Investor Questionnaire to its Nominee in advance of the Subscription Expiration Deadline is entitled to rights to subscribe for its pro rata portion of the 4(a)(2) Rights Offering of those certain shares of Class A common stock issued by the reorganized Company (the “4(a)(2) Rights Offering Shares”), or to ensure compliance with the Jones Act (as discussed below and in the Disclosure Statement), warrants in lieu of such 4(a)(2) Rights Offering Shares (the “4(a)(2) Rights Offering Warrants,” together with the 4(a)(2) Rights Offering Shares, the “4(a)(2) Rights Offering Securities”), in an aggregate amount of $[●], provided that it timely and properly executes and delivers its applicable 4(a)(2) Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Requisite Documentation) to its Nominee in advance of the Subscription Expiration Deadline. Each such Nominee will receive a Master 4(a)(2) Subscription Form which it shall use to summarize the 4(a)(2) Subscription Rights exercised by each 4(a)(2) Eligible Holder that timely returns the applicable properly filled out 4(a)(2) Beneficial Holder Subscription Form(s) to such Nominee. 4(a)(2) Beneficial Holder Subscription Forms should not be returned directly to the Rights Offering Subscription Agent because no beneficial holders hold their Unsecured Notes Claim directly on the books of the indenture trustee.

Please note that all 4(a)(2) Beneficial Holder Subscription Forms (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, Requisite Documentation and Accredited Investor Questionnaire) must be returned to the applicable Nominee in sufficient time to allow such Nominee to process and deliver the Master 4(a)(2) Subscription Form and copies of all 4(a)(2) Beneficial Holder Subscription Forms, and the accompanying IRS Forms, Requisite Documentation and Accredited Investor Questionnaires prior to the Subscription Expiration Deadline. To the extent of any discrepancy between the Master 4(a)(2) Subscription Form and the 4(a)(2) Beneficial Holder Subscription Form(s) regarding the 4(a)(2) Eligible Holder’s principal amount, the Master 4(a)(2) Subscription Form shall govern. While the amount of time necessary for a Nominee to process and deliver the Master 4(a)(2) Subscription Form to the Rights Offering Subscription Agent will vary from Nominee to Nominee, 4(a)(2) Eligible Holders are urged to consult with their Nominees to determine the necessary deadline to return their 4(a)(2) Beneficial Holder Subscription Forms. Failure to submit such 4(a)(2) Beneficial Holder Subscription Forms on a timely basis will result in forfeiture of a 4(a)(2) Eligible Holder’s rights to participate in the 4(a)(2) Rights Offering. None of the Company, the Rights Offering Subscription Agent or any of the Commitment Parties will have any liability for any such failure.

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No 4(a)(2) Eligible Holder shall be entitled to participate in the 4(a)(2) Rights Offering unless the aggregate Purchase Price (as defined below) for the 4(a)(2) Rights Offering Securities it subscribes for is received by the Rights Offering Subscription Agent (i) in the case of a 4(a)(2) Eligible Holder that is not a Commitment Party, by the Subscription Expiration Deadline, and (ii) in the case of a 4(a)(2) Eligible Holder that is a Commitment Party, no later than the deadline specified in a written notice (a “Funding Notice”) delivered by or on behalf of the Debtor to the Commitment Parties in accordance with Section 2.4 of the GulfMark Backstop Agreement (the “Backstop Funding Deadline”), provided that the Commitment Parties may deposit their aggregate Purchase Price in the Subscription Account (as defined below), in accordance with the terms of the GulfMark Backstop Agreement. No interest is payable on any advanced funding of the Purchase Price. If the 4(a)(2) Rights Offering is terminated for any reason, the aggregate Purchase Price previously received by the Rights Offering Subscription Agent will be returned to 4(a)(2) Eligible Holders as provided in Section 6 hereof. No interest will be paid on any returned Purchase Price. Any 4(a)(2) Eligible Holder who is not a Commitment Party submitting payment via its Nominee must coordinate such payment with its Nominee in sufficient time to allow the Nominee to forward such payment to the Rights Offering Subscription Agent by the Subscription Expiration Deadline.

Jones Act Limitations

Certain of the Debtor’s operations are conducted in the U.S. coastwise trade and are governed by the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapters 121 and 551 and known collectively as the “Jones Act” and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration and their practices enforcing, administering, and interpreting such laws, statutes, rules, and regulations, in each case as amended or supplemented from time to time. The Jones Act restricts waterborne transportation of goods and passengers between points in the United States to vessels owned and controlled by “citizens of the United States” within the meaning of the Jones Act (such a person, a “U.S. Citizen”). The Debtor could lose its privilege of owning and operating vessels in the Jones Act trade if non-U.S. Citizens were to own or control, in the aggregate, more than 25% of any class or series of the equity interests in the Company. Furthermore, to comply with the Jones Act, the Company’s Certificate of Incorporation will provide that non-U.S. Citizens in the aggregate may not own more than 24% of the Common Shares to be issued and outstanding as of the Effective Date. Therefore, in order to ensure that at least 76% of the Company’s equity interests will be owned by U.S. Citizens, the allocation of 4(a)(2) Rights Offering Shares and 4(a)(2) Rights Offering Warrants will be determined by the priority order set forth in the Plan such that 4(a)(2) Rights Offering Warrants will be issued in lieu of 4(a)(2) Rights Offering Shares to non-U.S. Citizens to ensure compliance with the Jones Act.

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In all cases, an Eligible Holder (or its Nominee) that provides an Affidavit of United States Citizenship (the “Affidavit of Citizenship”) in the form provided with these 4(a)(2) Rights Offering Procedures and any other documentation as the Company deems advisable to fulfill the purpose or implement the provisions of its Certificate of Incorporation in order to maintain compliance with the Jones Act (the “Requisite Documentation”) and that is determined by the Company in its reasonable discretion to be a U.S. Citizen shall receive 4(a)(2) Rights Offering Shares as set forth in the Disclosure Statement and the Plan; provided, that the Company may in its reasonable discretion, in consultation with the Requisite Commitment Parties, request a bring-down confirmation of an Affidavit of Citizenship from an Eligible Holder whose original Affidavit of Citizenship was not executed within the thirty (30) calendar days immediately preceding the request. The maximum aggregate percentage of 4(a)(2) Rights Offering Shares that will be issued to non-U.S. Citizens, and any Persons that fail to deliver the Requisite Documentation, pursuant to the allocation set forth in the Plan shall be 24%.

In order to participate in the 4(a)(2) Rights Offering, a 4(a)(2) Eligible Holder (or its Nominee) must complete all of the steps outlined below. If all of the steps outlined below are not completed by the Subscription Expiration Deadline or the Backstop Funding Deadline, as applicable, a 4(a)(2) Eligible Holder shall be deemed to have forever and irrevocably relinquished and waived its right to participate in the 4(a)(2) Rights Offering.

1.	4(a)(2) Rights Offering

4(a)(2) Eligible Holders have the right, but not the obligation, to participate in the 4(a)(2) Rights Offering. 4(a)(2) Eligible Holders shall receive rights to subscribe for their pro rata portion of the 4(a)(2) Rights Offering Securities.

Subject to the terms and conditions set forth in the Plan and these 4(a)(2) Rights Offering Procedures, each 4(a)(2) Eligible Holder is entitled to subscribe for up to [●] 4(a)(2) Rights Offering Shares per $1,000 of Principal Amount of the 6.375% Unsecured Notes due 2022. To ensure that the Company remains a U.S. Citizen in compliance with the Jones Act, as discussed above, 4(a)(2) Rights Offering Warrants may be issued in lieu of 4(a)(2) Rights Offering Shares, based on the priority order set forth in the Plan. Subscriptions will be made at a purchase price of $[●] per 4(a)(2) Rights Offering Share (the “4(a)(2) Rights Offering Common Share Purchase Price”) and a purchase price of $[●] per 4(a)(2) Rights Offering Warrant (the “4(a)(2) Rights Offering Warrant Purchase Price,” and together with the 4(a)(2) Rights Offering Common Share Purchase Price, the “Purchase Price”). Only holders of allowed Unsecured Notes Claims that are 4(a)(2) Eligible Holders that complete the Accredited Investor Questionnaire included as Exhibit A to the 4(a)(2) Beneficial Holder Subscription Form(s) may participate in the 4(a)(2) Rights Offering.

There will be no over-subscription privilege in the 4(a)(2) Rights Offering. Any 4(a)(2) Rights Offering Shares that are unsubscribed by the 4(a)(2) Eligible Holders entitled thereto will not be offered to other 4(a)(2) Eligible Holders but will be purchased by the applicable Commitment Parties in accordance with the GulfMark Backstop Agreement. Subject to the terms and conditions of the GulfMark Backstop Agreement, each Commitment Party is obligated to purchase its pro rata portion of the Unsubscribed Securities.

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SUBJECT TO THE TERMS AND CONDITIONS OF THE 4(a)(2) RIGHTS OFFERING PROCEDURES AND THE GULFMARK BACKSTOP AGREEMENT IN THE CASE OF ANY COMMITMENT PARTY, ALL SUBSCRIPTIONS SET FORTH IN THE 4(a)(2) BENEFICIAL HOLDER SUBSCRIPTION FORM(S) ARE IRREVOCABLE.

2.	Subscription Period

The 4(a)(2) Rights Offering will commence on the Subscription Commencement Date and will expire at the Subscription Expiration Deadline. Each 4(a)(2) Eligible Holder intending to purchase 4(a)(2) Rights Offering Securities in the 4(a)(2) Rights Offering must affirmatively elect to exercise its 4(a)(2) Subscription Rights in the manner set forth in the Subscription Form by the Subscription Expiration Deadline.

Any exercise of 4(a)(2) Subscription Rights by a 4(a)(2) Eligible Holder after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Rights Offering Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored, except that the Company shall have the discretion, with the consent of the Requisite Commitment Parties, to allow any exercise of 4(a)(2) Subscription Rights after the Subscription Expiration Deadline.

The Subscription Expiration Deadline may be extended with the consent of the Requisite Commitment Parties, or as required by law.

3.	Delivery of Subscription Documents

Each 4(a)(2) Eligible Holder may exercise all or any portion of such 4(a)(2) Eligible Holder’s 4(a)(2) Subscription Rights, but subject to the terms and conditions contained herein. In order to facilitate the exercise of the 4(a)(2) Subscription Rights, beginning on the Subscription Commencement Date, the 4(a)(2) Subscription Form and these 4(a)(2) Rights Offering Procedures will be sent to the Nominees of each 4(a)(2) Eligible Holder, with instructions for such Nominees to forward the 4(a)(2) Subscription Form and these 4(a)(2) Rights Offering Procedures to the 4(a)(2) Eligible Holder, together with appropriate instructions for the proper completion, due execution and timely delivery of the executed 4(a)(2) Subscription Form and the payment of the applicable aggregate Purchase Price for its 4(a)(2) Rights Offering Securities.

4.	Exercise of 4(a)(2) Subscription Rights

(a)	In order to validly exercise its 4(a)(2) Subscription Rights, each 4(a)(2) Eligible Holder that is not a Commitment Party must:

i.

return duly completed and executed 4(a)(2) Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, Requisite Documentation and Accredited Investor Questionnaire) to its Nominee so that such documents may be transmitted to the Rights Offering Subscription Agent by the Nominee, so that such documents are actually received by the Rights Offering Subscription Agent by the Subscription Expiration Deadline; and

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ii.

at the same time it returns its 4(a)(2) Beneficial Holder Subscription Form(s) to its Nominee, but in no event later than the Subscription Expiration Deadline, pay, or arrange for the payment by its Nominee of, the applicable Purchase Price to the Rights Offering Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the instructions included in the 4(a)(2) Beneficial Holder Subscription Form(s).

(b)     In order to validly exercise its 4(a)(2) Subscription Rights, each 4(a)(2) Eligible Holder that is a Commitment Party must:

i.

return duly completed and executed applicable 4(a)(2) Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Requisite Documentation) to its Nominee so that such documents may be transmitted to the Rights Offering Subscription Agent by the Nominee, so that such documents are actually received by the Rights Offering Subscription Agent by the Subscription Expiration Deadline; and

ii.

no later than the Backstop Funding Deadline, pay the applicable Purchase Price to the account established and maintained by a third party satisfactory to the Commitment Parties, which account may be an escrow account pursuant to Section 2.4(b) of the GulfMark Backstop Agreement (the “Subscription Account”), by wire transfer ONLY of immediately available funds in accordance with the wire instructions included in the Funding Notice.

ALL COMMITMENT PARTIES MUST PAY THEIR APPLICABLE PURCHASE PRICE DIRECTLY TO THE SUBSCRIPTION ACCOUNT AND SHOULD NOT PAY THEIR NOMINEE(S).

(c)

With respect to 4(a) and (b) above, each 4(a)(2) Eligible Holder must duly complete, execute and return the applicable 4(a)(2) Beneficial Holder Subscription Form(s) in accordance with the instructions herein to its Nominee in sufficient time to allow its Nominee to process its instructions and deliver to the Rights Offering Subscription Agent the Master 4(a)(2) Subscription Form, its completed 4(a)(2) Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, Requisite Documentation and Accredited Investor Questionnaires), and, solely with respect to the 4(a)(2) Eligible Holders that are not Commitment Parties, payment of the applicable Purchase Price, payable for the 4(a)(2) Rights Offering Securities elected to be purchased by such 4(a)(2) Eligible Holder, by the Subscription Expiration Deadline. 4(a)(2) Eligible Holders that are Commitment Parties must deliver their payment of the applicable Purchase Price payable for the 4(a)(2) Rights Offering Securities elected to be purchased by such Commitment Party directly to the Subscription Account no later than the Backstop Funding Deadline.

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(d)

In the event that the funds received by the Rights Offering Subscription Agent or the Subscription Account, as applicable, from any 4(a)(2) Eligible Holder do not correspond to the Purchase Price payable for the 4(a)(2) Rights Offering Securities elected to be purchased by such 4(a)(2) Eligible Holder, the number of the 4(a)(2) Rights Offering Securities deemed to be purchased by such 4(a)(2) Eligible Holder will be the lesser of (a) the number of the 4(a)(2) Rights Offering Securities elected to be purchased by such 4(a)(2) Eligible Holder and (b) a number of the 4(a)(2) Rights Offering Securities determined by dividing the amount of the funds received by the Purchase Price, in each case up to such 4(a)(2) Eligible Holder’s pro rata portion of 4(a)(2) Rights Offering Securities. If, as a result of an allocation of 4(a)(2) Rights Offering Warrants in lieu of 4(a)(2) Rights Offering Shares, the funds received from any 4(a)(2) Eligible Holder are greater than the Purchase Price payable for the 4(a)(2) Rights Offering Securities to be purchased by such 4(a)(2) Eligible Holder because of a pricing differential between the 4(a)(2) Rights Offering Shares and 4(a)(2) Rights Offering Warrants, then the excess funds will be repaid to such 4(a)(2) Eligible Holder, provided that such excess funds are greater than $100 after accounting for all applicable transaction costs.

(e)

The cash paid to the Rights Offering Subscription Agent in accordance with these 4(a)(2) Rights Offering Procedures will be deposited and held by the Rights Offering Subscription Agent in a segregated account until released to the Debtor in connection with the settlement of the 4(a)(2) Rights Offering on the Effective Date. The Rights Offering Subscription Agent may not use such cash for any other purpose prior to the Effective Date and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Rights Offering Subscription Agent hereunder shall not be deemed part of the Debtor’s bankruptcy estates.

5.	Transfer Restriction; Revocation

The 4(a)(2) Subscription Rights are not detachable from the Notes or the allowed Unsecured Notes Claim(s) and may not be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the 4(a)(2) Subscription Rights, the 4(a)(2) Rights Offering Shares or the 4(a)(2) Rights Offering Warrants) (each of the above, a “Transfer”). If the Notes or any portion of allowed Unsecured Notes Claim(s) is or has been Transferred after the Record Date by an 4(a)(2) Eligible Holder, the corresponding 4(a)(2) Subscription Rights will be cancelled automatically, and neither such 4(a)(2) Eligible Holder nor the transferee of such allowed Unsecured Notes Claim(s) will receive any 4(a)(2) Rights Offering Securities in connection with such transferred Notes or allowed Unsecured Notes Claim(s).

Once a 4(a)(2) Eligible Holder has properly exercised its 4(a)(2) Subscription Rights, subject to the terms and conditions contained in these 4(a)(2) Rights Offering Procedures and the GulfMark Backstop Agreement in the case of any Commitment Party, such exercise will be irrevocable.

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6.	Termination/Return of Payment

Unless the Effective Date has occurred, the 4(a)(2) Rights Offering will be deemed automatically terminated without any action of any party upon the earlier of (i) termination of the Plan or rejection of the Plan by all classes entitled to vote, (ii) termination of the Restructuring Support Agreement in accordance with its terms, (iii) termination of the GulfMark Backstop Agreement in accordance with its terms and (iv) the Outside Date (as defined in the GulfMark Backstop Agreement) (as such date may be extended pursuant to the terms of the GulfMark Backstop Agreement). In the event the 4(a)(2) Rights Offering is terminated, any payments received pursuant to these 4(a)(2) Rights Offering Procedures will be returned, without interest, to the applicable 4(a)(2) Eligible Holder as soon as reasonably practicable, but in any event, within six (6) Business Days after the date of termination.

7.	Settlement of the 4(a)(2) Rights Offering and Distribution of the 4(a)(2) Rights Offering Securities

The settlement of the 4(a)(2) Rights Offering is conditioned on confirmation of the Plan by the Bankruptcy Court, compliance by the Debtor with these 4(a)(2) Rights Offering Procedures, and the simultaneous occurrence of the Effective Date. The Debtor intends that the 4(a)(2) Rights Offering Securities will be issued to the 4(a)(2) Eligible Holders and/or to any party that a 4(a)(2) Eligible Holder so designates in the 4(a)(2) Beneficial Holder Subscription Form(s), in book-entry form, and that DTC, or its nominee, will be the holder of record of such 4(a)(2) Rights Offering Securities. To the extent DTC is unwilling or unable to make the 4(a)(2) Rights Offering Securities eligible on the DTC system, the 4(a)(2) Rights Offering Securities will be issued directly to the 4(a)(2) Eligible Holder or its designee. For the avoidance of doubt, any such 4(a)(2) Eligible Holder, and not a designee, shall remain responsible for the exercise and payment of its 4(a)(2) Subscription Rights.

8.	Fractional Shares

No fractional rights or 4(a)(2) Rights Offering Securities will be issued in the 4(a)(2) Rights Offering. All share allocations (including each 4(a)(2) Eligible Holder’s 4(a)(2) Rights Offering Securities) will be calculated and rounded down to the nearest whole share.

9.	Validity of Exercise of 4(a)(2) Subscription Rights and Delivery of 4(a)(2) Rights Offering Materials

All questions concerning the timeliness, viability, form and eligibility of any exercise of 4(a)(2) Subscription Rights will be determined in good faith by the Debtor in consultation with the Requisite Commitment Parties, and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Debtor, with the consent of the Requisite Commitment Parties, may waive or reject any defect or irregularity in, or permit such defect or irregularity to be corrected within such time as they may determine in good faith, the purported exercise of any 4(a)(2) Subscription Rights. Subscription Forms will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtor determines in good faith with the consent of the Requisite Commitment Parties.

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Before exercising any 4(a)(2) Subscription Rights, 4(a)(2) Eligible Holders should read the Disclosure Statement and the Plan for information relating to the Debtor and the risk factors to be considered.

All calculations, including, to the extent applicable, the calculation of (a)(i) the value of any 4(a)(2) Eligible Holder’s allowed Unsecured Notes Claims for the purposes of the 4(a)(2) Rights Offering and (ii) any 4(a)(2) Eligible Holder’s 4(a)(2) Rights Offering Securities, shall be made in good faith by the Company with the consent of the Requisite Commitment Parties and in each case in accordance with any Claim amounts included in the Plan, and any disputes regarding such calculations shall be subject to a final and binding determination by the Bankruptcy Court.

Delivery by the Rights Offering Subscription Agent of the 4(a)(2) Subscription Form and these 4(a)(2) Rights Offering Procedures to the Nominees reflected on the securities position report provided by DTC as of the Record Date (with instructions to forward such documents to the Nominees’ 4(a)(2) Eligible Holder clients) shall constitute valid and sufficient delivery of such documents, and satisfy the obligations of the Rights Offering Subscription Agent with respect thereto. Nominees may utilize an agent to distribute the 4(a)(2) Subscription Form and these 4(a)(2) Rights Offering Procedures to their client 4(a)(2) Eligible Holders and seek reasonable reimbursement of the costs associated therewith by submitting a timely invoice to the Rights Offering Subscription Agent.

10.	Modification of Procedures

With the prior written consent of the Requisite Commitment Parties, the Debtor reserves the right to modify these 4(a)(2) Rights Offering Procedures, or adopt additional procedures consistent with these 4(a)(2) Rights Offering Procedures to effectuate the 4(a)(2) Rights Offering and to issue the 4(a)(2) Rights Offering Securities, provided, however, that the Debtor shall provide prompt written notice to each 4(a)(2) Eligible Holder of any material modification to these 4(a)(2) Rights Offering Procedures made after the Subscription Commencement Date, provided further that any amendments or modifications to the terms of the 4(a)(2) Rights Offerings are subject to the provisions of Section 10.7 of the GulfMark Backstop Agreement. In so doing, and subject to the consent of the Requisite Commitment Parties, the Debtor may execute and enter into agreements and take further action that the Debtor determines in good faith is necessary and appropriate to effectuate and implement the 4(a)(2) Rights Offering and the issuance of the 4(a)(2) Rights Offering Securities.

11.	Inquiries And Transmittal of Documents; Rights Offering Subscription Agent

The 4(a)(2) Rights Offering Instructions for 4(a)(2) Eligible Holders attached hereto should be carefully read and strictly followed by the 4(a)(2) Eligible Holders.

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Questions relating to the 4(a)(2) Rights Offering should be directed to the Rights Offering Subscription Agent via email to gulfmarksubscription@primeclerk.com (please reference “GulfMark 4(a)(2) Rights Offering” in the subject line) or at the following phone number: (844) 822-9230 (domestic) or (347) 338-6503 (international).

The risk of non-delivery of all documents and payments to the Rights Offering Subscription Agent, the Subscription Account and any Nominee is on the 4(a)(2) Eligible Holder electing to exercise its 4(a)(2) Subscription Rights and not the Debtor, the Rights Offering Subscription Agent, or the Commitment Parties.

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GULFMARK OFFSHORE, INC.

4(a)(2) RIGHTS OFFERING INSTRUCTIONS FOR 4(a)(2) ELIGIBLE HOLDERS

Terms used and not defined herein shall have the meaning assigned to them in the Plan.

To elect to participate in the 4(a)(2) Rights Offering, you must follow the instructions set out below:

1.

Insert the principal amount of the allowed Unsecured Notes Claims that you held as of the Record Date in Item 1 of your 4(a)(2) Beneficial Holder Subscription Form(s) (if you do not know such amount, please contact your Nominee immediately).

2.

Complete the calculation in Item 2a of your 4(a)(2) Beneficial Holder Subscription Form(s), which calculates the maximum number of 4(a)(2) Rights Offering Securities available for you to purchase. Such amount must be rounded down to the nearest whole share.

3.

Complete the calculation in Item 2b of your 4(a)(2) Beneficial Holder Subscription Form(s) to indicate the number of 4(a)(2) Rights Offering Securities that you elect to purchase and calculate the aggregate Purchase Price for the 4(a)(2) Rights Offering Securities that you elect to purchase.

4.

Read and complete the certification in Item 2c and Exhibit A of your 4(a)(2) Beneficial Holder Subscription Form(s) certifying that you are an Accredited Investor and you are acquiring the 4(a)(2) Rights Offering Securities for your own account.

5.

Confirm whether you are a Commitment Party pursuant to the representation in Item 3 of your 4(a)(2) Beneficial Holder Subscription Form(s). (This section is only for Commitment Parties, each of whom is aware of their status as a Commitment Party).

6.

Read, complete and sign the certification in Item 5 of your 4(a)(2) Beneficial Holder Subscription Form(s). Such execution shall indicate your acceptance and approval of the terms and conditions set forth in these 4(a)(2) Rights Offering Procedures.

7.

Read, complete and sign an IRS Form W-9 if you are a U.S. person. If you are a non-U.S. person, read, complete and sign an appropriate IRS Form W-8. These forms may be obtained from the IRS at its website: www.irs.gov.

8.

Read, complete and sign, if you are a U.S. Citizen, the attached Affidavit of Citizenship. If you do not return an Affidavit of Citizenship, you will be treated as a non-U.S. Citizen for all purposes relevant to the Company’s compliance with the Jones Act.

9.

Return your signed 4(a)(2) Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Accredited Investor Questionnaire) and, if applicable, your Affidavit of Citizenship, to your Nominee in sufficient time to allow your Nominee to process your instructions and prepare and deliver the Master 4(a)(2) Subscription Form to the Rights Offering Subscription Agent by the Subscription Expiration Deadline.

13

10.

Arrange for full payment of the aggregate Purchase Price by wire transfer of immediately available funds, calculated in accordance with Item 2b of your 4(a)(2) Beneficial Holder Subscription Form(s). For 4(a)(2) Eligible Holders that are not Commitment Parties, please instruct your Nominee to coordinate payment of the Purchase Price and transmit and deliver such payment to the Rights Offering Subscription Agent by the Subscription Expiration Deadline. The Nominee of a 4(a)(2) Eligible Holder that is not a Commitment Party should follow the payment instructions as provided in the Master 4(a)(2) Subscription Form. Any Commitment Party should follow the payment instructions that will be provided in the Funding Notice.

The Subscription Expiration Deadline is [●] [p.m.] [New York City time] on [●], 2017.

Please note that the 4(a)(2) Beneficial Holder Subscription Form(s) (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable, and Accredited Investor Questionnaire) and, if applicable, your Affidavit of Citizenship, must be received by your broker, bank, commercial bank, transfer agent, trust company, dealer, or other agent or nominee (as applicable, the “Nominee”) in sufficient time to allow such Nominee to process and deliver the Master 4(a)(2) Subscription Form to the Rights Offering Subscription Agent, by the Subscription Expiration Deadline, along with the appropriate funding (with respect to 4(a)(2) Eligible Holders that are not Commitment Parties) or the subscription represented by your applicable 4(a)(2) Beneficial Holder Subscription Form(s) will not be counted and you will be deemed forever to have relinquished and waived your right to participate in the 4(a)(2) Rights Offering.

4(a)(2) Eligible Holders that are Commitment Parties must deliver the appropriate funding directly to the Subscription Account pursuant to the Funding Notice no later than the Backstop Funding Deadline.

14

EXHIBIT B – FORM OF JOINDER FOR RELATED PURCHASER

Joinder to BACKSTOP COMMITMENT AGREEMENT

JOINDER TO BACKSTOP COMMITMENT AGREEMENT (this “Joinder”) dated as of [●], 20[●], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, GulfMark Offshore, Inc. (the “Company”) and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of [●], 2017 (as amended, supplemented restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(b) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any creditworthy Affiliate or Related Fund (other than any Portfolio Company of such Commitment Party or its Affiliates), subject to the terms and conditions set forth in the Agreement;

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the percentage of its Backstop Commitment set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which his hereby acknowledged, the Transferor, the Transferee and the Company covenant and agree as follows:

1.     Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Joinder and is incorporated herein by reference, mutatis mutandis.

2.     Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Assumption Order, the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.     Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement and (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Assumption Order, such number of Unsubscribed Securities as corresponds to the Transferee’s Backstop Commitment Percentage. For the avoidance of doubt, the Transferee’s Backstop Commitment Percentage as of the date hereof is set forth on the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be increased or decreased after the date hereof as provided in the Agreement and the BCA Assumption Order.

4.     Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Transferee is an Affiliate or a Related Fund of the Transferor; (b) the Transferee is not a Portfolio Company of the Transferor or the Transferor’s Affiliates; (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement; and (d) the Transferee is creditworthy.

5.     Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of Sections 5.7(a) and 5.7(b) of the Agreement, the Transferee’s aggregate principal amount of Unsecured Notes Claims as of the date hereof is as set forth on the signature page hereto. The Transferee further agrees to provide the Requisite Documentation and any other information or documentation as Transferor or the Company may reasonably request to ensure the transfer is compliant with the Jones Act or other applicable law; provided, however, that a failure to deliver an affidavit of citizenship will result in treating such Commitment Party as a Non-U.S. Citizen, but shall not prevent such Commitment Party from receiving Common Shares (to the extent that there is capacity for Non-U.S. Citizens to receive Common Shares pursuant to Section 6.17 of the Agreement) or Jones Act Warrants.

6.     Acknowledgement of Restrictions on Transfers. The Transferee hereby acknowledges the restrictions on the Transfer of Subscription Rights, pursuant to Section 2.9 of the Agreement, and the Company’s right pursuant to Sections 2.10 and 6.17 of the Agreement to reallocate Rights Offering Shares as Rights Offering Warrants in order to maintain Jones Act Compliance.

7.     Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

8.    Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:

[                        ]

By: ______________________________________
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

TRANSFEREE:

[                      ]

By: ______________________________________
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

Acknowledged and Agreed to:

GULFMARK OFFSHORE, INC.

By: ______________________________________
Name:
Title:

EXHIBIT C-1 – FORM OF JOINDER FOR EXISTING COMMITMENT PARTY PURCHASER

JOINDER TO BACKSTOP COMMITMENT AGREEMENT

JOINDER TO BACKSTOP COMMITMENT AGREEMENT (this “Joinder”) dated as of [●], 20[●], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, GulfMark Offshore, Inc. (the “Company”) and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of [●], 2017 (as amended, supplemented restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Commitment Party or such other Commitment Party’s Affiliate or Related Fund (other than any Portfolio Company of such other Commitment Party or its Affiliates), subject to the terms and conditions set forth in the Agreement;

WHEREAS, the Subject Transfer has been consented to be the Requisite Commitment Parties; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the percentage of its Backstop Commitment set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which his hereby acknowledged, the Transferor, the Transferee and the Company covenant and agree as follows:

1.     Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Joinder and is incorporated herein by reference, mutatis mutandis.

2.     Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Assumption Order, the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.     Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement and (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Assumption Order, such number of Unsubscribed Securities as corresponds to the Transferee’s Backstop Commitment Percentage. For the avoidance of doubt, the Transferee’s Backstop Commitment Percentage as of the date hereof is set forth on the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be increased or decreased after the date hereof as provided in the Agreement and the BCA Assumption Order.

4.     Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of the Agreement that occurs prior to consummation of the Subject Transfer) under the Agreement to the extent of the Backstop Commitment Transferred in the Subject Transfer.

5.     Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been approved by the Requisite Commitment Parties; (b) the Transferee is not a Portfolio Company of the Transferor or the Transferor’s Affiliates; and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.     Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of Sections 5.7(a) and 5.7(b) of the Agreement, the Transferee’s aggregate principal amount of Unsecured Notes Claims as of the date hereof is as set forth on the signature page hereto. The Transferee further agrees to provide the Requisite Documentation and any other information or documentation as Transferor or the Company may reasonably request to ensure the transfer is compliant with the Jones Act or other applicable law.

7.     Acknowledgement of Restrictions on Transfers. The Transferee hereby acknowledges the restrictions on the Transfer of Subscription Rights, pursuant to Section 2.9 of the Agreement, and the Company’s right pursuant to Sections 2.10 and 6.17 of the Agreement to reallocate Rights Offering Shares as Rights Offering Warrants in order to maintain Jones Act Compliance.

8.     Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

9.     Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:

[                        ]

By: ______________________________________
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

TRANSFEREE:

[                      ]

By: ______________________________________
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

Acknowledged and Agreed to:

GULFMARK OFFSHORE, INC.

By: ______________________________________
Name:
Title:

EXHIBIT C-2 – FORM OF AMENDMENT FOR EXISTING COMMITMENT PARTY PURCHASER

AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT

AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT (this “Amendment”) dated as of [●], 20[●], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, GulfMark Offshore, Inc. (the “Company”) and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of [●], 2017 (as amended, supplemented restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any other Commitment Party or such other Commitment Party’s Affiliate or Related Fund (other than any Portfolio Company of such other Commitment Party or its Affiliates), subject to the terms and conditions set forth in the Agreement;

WHEREAS, the Subject Transfer has been consented to be the Requisite Commitment Parties; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the percentage of its Backstop Commitment set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which his hereby acknowledged, the Transferor, the Transferee and the Company covenant and agree as follows:

10.     Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Amendment and is incorporated herein by reference, mutatis mutandis.

11.     Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Assumption Order, the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

12.     Agreement to be Bound. The Transferee hereby agrees to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Assumption Order, such number of Unsubscribed Securities as corresponds to the Transferee’s Backstop Commitment Percentage. For the avoidance of doubt, the Transferee’s Backstop Commitment Percentage as of the date hereof is set forth on the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be increased or decreased after the date hereof as provided in the Agreement and the BCA Assumption Order.

13.     Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of the Agreement that occurs prior to consummation of the Subject Transfer) under the Agreement to the extent of the Backstop Commitment Transferred in the Subject Transfer.

14.     Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been approved by the Requisite Commitment Parties; (b) the Transferee is not a Portfolio Company of the Transferor or the Transferor’s Affiliates; and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

15.     Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of Sections 5.7(a) and 5.7(b) of the Agreement, the Transferee’s aggregate principal amount of Unsecured Notes Claims as of the date hereof is as set forth on the signature page hereto. The Transferee further agrees to provide the Requisite Documentation and any other information or documentation as Transferor or the Company may reasonably request to ensure the transfer is compliant with the Jones Act or other applicable law.

16.     Acknowledgement of Restrictions on Transfers. The Transferee hereby acknowledges the restrictions on the Transfer of Subscription Rights, pursuant to Section 2.9 of the Agreement, and the Company’s right pursuant to Sections 2.10 and 6.17 of the Agreement to reallocate Rights Offering Shares as Rights Offering Warrants in order to maintain Jones Act Compliance.

17.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

18.     Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be executed as of the date first written above.

TRANSFEROR:

[                        ]

By: ______________________________________
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

TRANSFEREE:

[                      ]

By: ______________________________________
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

Acknowledged and Agreed to:

GULFMARK OFFSHORE, INC.

By: ______________________________________
Name:
Title:

EXHIBIT D – FORM OF JOINDER FOR NEW PURCHASER

JOINDER TO BACKSTOP COMMITMENT AGREEMENT

JOINDER TO BACKSTOP COMMITMENT AGREEMENT (this “Joinder”) dated as of [●], 20[●], by and among [____________] (the “Transferor”), [____________] (the “Transferee”) and GulfMark Offshore, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of [●], 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(d) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Person, subject to the terms and conditions set forth in the Agreement;

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the percentage of its Backstop Commitment set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

WHEREAS, the Subject Transfer has been consented to be the Requisite Commitment Parties; and

WHEREAS, [the Subject Transfer has been consented to by the Company]/[the Transferor has agreed to remain obligated to fund the portion of the Backstop Commitment to be Transferred in the Subject Transfer;]

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor, the Transferee and the Company covenant and agree as follows:

19.     Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article X of the Agreement shall be deemed to apply to this Joinder and is incorporated herein by reference, mutatis mutandis.

20.     Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Assumption Order, the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

21.     Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement and (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the BCA Assumption Order, such number of Unsubscribed Securities as corresponds to the Transferee’s Backstop Commitment Percentage. For the avoidance of doubt, the Transferee’s Backstop Commitment Percentage as of the date hereof is set forth on the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be increased or decreased after the date hereof as provided in the Agreement and the BCA Assumption Order.

22.     [Continuing Obligations of Transferor. Nothing in this Joinder shall be construed to relieve the Transferor from any of its obligations under the Agreement.]/[Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of the Agreement that occurs prior to consummation of the Subject Transfer) under the Agreement to the extent of the Backstop Commitment Transferred in the Subject Transfer.]

23.     Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been approved by the Requisite Commitment Parties; (b) [the Subject Transfer has been consented to by the Company]/[it has agreed to remain obligated to fund the Backstop Commitment to be Transferred in the Subject Transfer] and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

24.     Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of Sections 5.7(a) and 5.7(b) of the Agreement, the Transferee’s aggregate principal amount of Unsecured Notes Claims as of the date hereof is as set forth on the signature page hereto. The Transferee further agrees to provide the Requisite Documentation and any other information or documentation as Transferor or the Company may reasonably request to ensure the transfer is compliant with the Jones Act or other applicable law.

25.     Acknowledgement of Restrictions on Transfers. The Transferee hereby acknowledges the restrictions on the Transfer of Subscription Rights, pursuant to Section 2.9 of the Agreement, and the Company’s right pursuant to Sections 2.10 and 6.17 of the Agreement to reallocate Rights Offering Shares as Rights Offering Warrants in order to maintain Jones Act Compliance.

26.     Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

27.     Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 10.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:

[                        ]

By: ______________________________________
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

TRANSFEREE:

[                      ]

By: ______________________________________
Name:
Title:

Address 1:

Address 2:

Attention:

Facsimile:

Backstop Commitment Percentage:

Unsecured Notes Claims:

ACKNOWLEDGED:

GULFMARK OFFSHORE, INC.

By: ____________________________________
Name:
Title:

Exhibit E

Form of Transfer Notice

[Date]

To:          GulfMark Offshore, Inc.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

Attention: James M. Mitchell

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Gary Holtzer

    Ted Waksman

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Evan Fleck

28 Liberty Street

New York, New York 10005

Reference is made to the Backstop Commitment Agreement, dated as of [●], 2017, among GulfMark Offshore, Inc. (the “Company”) and the Commitment Parties party thereto (the “Backstop Commitment Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Backstop Commitment Agreement.

In accordance with Section 2.6(e) of the Backstop Commitment Agreement, [name of Commitment Party] (the “Transferor”) hereby provides this Transfer Notice to the Company that the Transferor proposes to transfer [[ ] Rights Offering Shares] [[ ] Rights Offering Warrants] (the “Transferred Subscription Commitment”) to [name of Person] [, who represents and warrants that they are an eligible Transferee] (the “Transferee”). The Transferee hereby agrees to (i) purchase the Transferred Subscription Commitment and (ii) be fully bound by, and subject to, the Backstop Commitment Agreement. The Transferee further agrees to provide the Requisite Documentation and any other information or documentation as Transferor or the Company may reasonably request to ensure the transfer is compliant with the Jones Act or other applicable law. The Transferor and Transferee shall effect such transfer pursuant to a customary agreement for the transfer of claims, including customary representations and warranties regarding applicable securities laws and compliance with the Backstop Commitment Agreement.

Sincerely,

[TRANSFEROR]

By:

Name:

Title:

[TRANSFEREE]

By:

Name:

Title: